                         ALTERNATIVE LOAN TRUST 2007-HY3
                                 ISSUING ENTITY

                                FINAL TERM SHEET

                             (COUNTRYWIDE(R) LOGO)

                           $989,260,100 (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

          This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

          The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

          THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

          This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

          The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED FEBRUARY 27, 2007

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-HY3
             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING MARCH 26, 2007

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus:

              INITIAL CLASS
               CERTIFICATE    PASS-THROUGH
               BALANCE (1)      RATE (2)
              -------------   ------------
Class 1-A-1    $140,798,000     Variable
Class 1-A-2    $ 15,644,000     Variable
Class 2-A-1    $557,768,000     Variable
Class 2-A-2    $ 61,974,000     Variable
Class 3-A-1    $147,344,000     Variable
Class 3-A-2    $ 16,371,000     Variable
Class A-R      $        100     Variable
Class M-1      $  9,972,000     Floating
Class M-2      $  7,978,000     Floating

             INITIAL CLASS
              CERTIFICATE    PASS-THROUGH
              BALANCE (1)      RATE (2)
             -------------   ------------
Class M-3      $5,485,000      Floating
Class M-4      $3,490,000      Floating
Class M-5      $3,490,000      Floating
Class M-6      $3,490,000      Floating
Class M-7      $3,490,000      Floating
Class M-8      $3,490,000      Floating
Class M-9      $3,490,000      Floating
Class M-10     $4,986,000      Floating

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus, together with the method of calculating their pass-through rates and their initial ratings, are listed in the tables under "Summary -- Description of the Certificates" beginning on page 5 of this free writing prospectus.

This free writing prospectus and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity. The certificates represent interests in a pool consisting of three loan groups, each consisting primarily of 30-year conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties.

Credit enhancement for the offered certificates consists of:

-    Overcollateralization,

-    Excess Cashflow, and

-    Subordination.

The credit enhancement for each class of certificates varies. Not all credit enhancement is available for every class. The credit enhancement for the certificates is described in more detail in this free writing prospectus.

The offered certificates (other than the Class A-R Certificates) will have the benefit of an interest rate cap contract.

                                     SUMMARY

ISSUING ENTITY

Alternative Loan Trust 2007-HY3, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT OFF DATE

For any mortgage loan, the later of February 1, 2007 and the origination date for that mortgage loan.

CLOSING DATE

On or about February 28, 2007.

THE MORTGAGE LOANS

The mortgage pool will consist of conventional, hybrid adjustable rate mortgage loans with maturities primarily of up to 30 years secured by first liens on one- to four-family residential properties with an aggregate stated principal balance of approximately $997,240,134 as of the cut-off date. The mortgage loans will be divided into three groups. Each group of mortgage loans is referred to as a "loan group." Each loan group will consist of non-conforming balance hybrid adjustable rate mortgage loans. The mortgage rate on each mortgage loan is fixed for a specific period after origination after which it is adjustable based on a specified index.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in the loan group 1 had the following characteristics:

Aggregate Current Principal Balance   $165,985,787
Geographic Concentrations in excess
   of 10%:
   California                               57.89%
Weighted Average Original LTV Ratio         72.94%
Weighted Average Current Mortgage
   Rate                                     6.412%
Range of Current Mortgage Rates          4.625% to
                                            8.500%
Average Current Principal Balance         $703,330
Range of Current Principal Balances
                                       $420,000 to
                                        $2,880,000
Weighted Average Remaining Term to
   Maturity                             360 months
Weighted Average FICO Credit Score
                                               715
Weighted Average Gross Margin               2.261%
Weighted Average Maximum Mortgage
   Rate                                    11.600%
Weighted Average Minimum Mortgage
   Rate                                     2.264%

As of the cut-off date, the mortgage loans in the loan group 2 had the following characteristics:

Aggregate Current Principal Balance   $657,551,430
Geographic Concentrations in excess
   of 10%:
   California                               53.26%
Weighted Average Original LTV Ratio         72.42%
Weighted Average Current Mortgage
   Rate                                     6.371%
Range of Current Mortgage Rates          4.875% to
                                            9.000%
Average Current Principal Balance         $747,218
Range of Current Principal Balances
                                        $80,445 to
                                        $3,000,000
Weighted Average Remaining Term to
   Maturity                             360 months
Weighted Average FICO Credit Score
                                               723
Weighted Average Gross Margin               2.255%
Weighted Average Maximum Mortgage
   Rate                                    11.393%
Weighted Average Minimum Mortgage
   Rate                                     2.259%

As of the cut-off date, the mortgage loans in the loan group 3 had the following characteristics:

Aggregate Current Principal Balance   $173,702,917
Geographic Concentrations in excess
   of 10%:
   California                               66.85%
Weighted Average Original LTV Ratio         70.15%
Weighted Average Current Mortgage
   Rate                                     6.330%
Range of Current Mortgage Rates          5.500% to
                                            8.125%
Average Current Principal Balance         $789,559
Range of Current Principal Balances    $418,400 to
                                        $3,000,000
Weighted Average Remaining Term to
   Maturity                             360 months
Weighted Average FICO Credit Score
                                               727
Weighted Average Gross Margin               2.254%
Weighted Average Maximum Mortgage
   Rate                                    11.330%
Weighted Average Minimum Mortgage
   Rate                                     2.254%

Additional information regarding the mortgage loans is set forth in Annex A attached to this free writing prospectus.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                                                                 INITIAL
                     INITIAL                                      RATING     INITIAL
                CLASS CERTIFICATE                               (MOODY'S)     RATING
CLASS              BALANCE (1)                 TYPE                (2)      (S&P) (2)
-----           -----------------   -------------------------   ---------   ---------
OFFERED
CERTIFICATES
Class 1-A-1        $140,798,000          Senior/Variable           Aaa         AAA
                                     Pass-Through Rate/Super
                                             Senior
Class 1-A-2        $ 15,644,000          Senior/Variable           Aaa         AAA
                                    Pass-Through Rate/Support
Class 2-A-1        $557,768,000          Senior/Variable           Aaa         AAA
                                     Pass-Through Rate/Super
                                             Senior
Class 2-A-2        $ 61,974,000          Senior/Variable           Aaa         AAA
                                    Pass-Through Rate/Support
Class 3-A-1        $147,344,000          Senior/Variable           Aaa         AAA
                                     Pass-Through Rate/Super
                                             Senior
Class 3-A-2        $ 16,371,000          Senior/Variable           Aaa         AAA
                                    Pass-Through Rate/Support
Class A-R          $        100          Senior/Variable           Aaa         AAA
                                     Pass-Through Rate/REMIC
                                            Residual
Class M-1          $  9,972,000       Subordinate/ Floating        Aa1         AA+
                                        Pass-Through Rate
Class M-2          $  7,978,000       Subordinate/ Floating        Aa2         AA+
                                        Pass-Through Rate
Class M-3          $  5,485,000       Subordinate/ Floating        Aa3         AA+
                                        Pass-Through Rate
Class M-4          $  3,490,000       Subordinate/ Floating         A1          AA
                                        Pass-Through Rate
Class M-5          $  3,490,000       Subordinate/ Floating         A2          AA
                                        Pass-Through Rate
Class M-6          $  3,490,000       Subordinate/ Floating         A3          AA
                                        Pass-Through Rate
Class M-7          $  3,490,000       Subordinate/ Floating        Baa1         A+
                                        Pass-Through Rate
Class M-8          $  3,490,000       Subordinate/ Floating        Baa2         A
                                        Pass-Through Rate
Class M-9          $  3,490,000       Subordinate/ Floating        Baa3         A
                                        Pass-Through Rate
Class M-10         $  4,986,000       Subordinate/ Floating        Ba2         BBB-
                                        Pass-Through Rate

                                                                 INITIAL
                     INITIAL                                      RATING     INITIAL
                CLASS CERTIFICATE                               (MOODY'S)     RATING
CLASS              BALANCE (1)                 TYPE                (2)      (S&P) (2)
-----           -----------------   -------------------------   ---------   ---------
NON-OFFERED
CERTIFICATES
(3)
Class M-11         $  4,488,000       Subordinate/ Floating
                                        Pass-Through Rate
Class 1-P (4)      $        100         Prepayment Charges
Class 2-P (4)      $        100         Prepayment Charges
Class 3-P (4)      $        100         Prepayment Charges
Class C                     N/A              Residual

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. The Class P and Class C Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class M-11, Class 1-P, Class 2-P, Class 3-P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class M-11, Class 1-P, Class 2-P, Class 3-P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

(4) The Class 1-P, Class 2-P and Class 3-P Certificates will be entitled to receive all prepayment charges received in respect of the mortgage loans in loan group 1, loan group 2 and loan group 3, respectively. Each of the Class 1-P, Class 2-P and Class 3-P Certificates will have an initial class certificate balance of $100 and a notional amount equal to the aggregate stated principal balance of the mortgage loans in loan group 1, loan group 2 and loan group 3, respectively, that require payment of a prepayment charge. The Class 1-P, Class 2-P and Class 3-P Certificates will not bear interest.

The certificates also will have the following characteristics:

                              PASS-THROUGH RATE    PASS-THROUGH RATE
                                ON OR BEFORE             AFTER                                INTEREST
                 RELATED          OPTIONAL             OPTIONAL                                ACCRUAL
CLASS           LOAN GROUP    TERMINATION DATE     TERMINATION DATE      ACCRUAL PERIOD      CONVENTION
-----          -----------   ------------------   ------------------   -----------------   --------------
OFFERED
CERTIFICATES
Class 1-A-1         1                (1)                  (1)          calendar month(2)     30/360 (3)
Class 1-A-2         1                (1)                  (1)          calendar month(2)     30/360 (3)
Class 2-A-1         2                (4)                  (4)          calendar month(2)     30/360 (3)
Class 2-A-2         2                (4)                  (4)          calendar month(2)     30/360 (3)
Class 3-A-1         3                (5)                  (5)          calendar month(2)     30/360 (3)
Class 3-A-2         3                (5)                  (5)          calendar month(2)     30/360 (3)
Class A-R           1                (6)                  (6)          calendar month(2)     30/360 (3)
Class M-1       1, 2 and 3   LIBOR + 0.300% (7)   LIBOR + 0.450% (7)          (8)          Actual/360 (9)
Class M-2       1, 2 and 3   LIBOR + 0.320% (7)   LIBOR + 0.480% (7)          (8)          Actual/360 (9)
Class M-3       1, 2 and 3   LIBOR + 0.380% (7)   LIBOR + 0.570% (7)          (8)          Actual/360 (9)
Class M-4       1, 2 and 3   LIBOR + 0.500% (7)   LIBOR + 0.750% (7)          (8)          Actual/360 (9)
Class M-5       1, 2 and 3   LIBOR + 0.570% (7)   LIBOR + 0.855% (7)          (8)          Actual/360 (9)
Class M-6       1, 2 and 3   LIBOR + 0.650% (7)   LIBOR + 0.975% (7)          (8)          Actual/360 (9)
Class M-7       1, 2 and 3   LIBOR + 1.000% (7)   LIBOR + 1.500% (7)          (8)          Actual/360 (9)
Class M-8       1, 2 and 3   LIBOR + 1.000% (7)   LIBOR + 1.500% (7)          (8)          Actual/360 (9)
Class M-9       1, 2 and 3   LIBOR + 1.000% (7)   LIBOR + 1.500% (7)          (8)          Actual/360 (9)
Class M-10      1, 2 and 3   LIBOR + 1.000% (7)   LIBOR + 1.500% (7)          (8)          Actual/360 (9)

NON-OFFERED
CERTIFICATES
Class M-11      1, 2 and 3   LIBOR + 1.000% (7)   LIBOR + 1.500% (7)          (8)          Actual/360 (9)
Class 1-P           1                N/A                  N/A                 N/A               N/A
Class 2-P           2                N/A                  N/A                 N/A               N/A
Class 3-P           3                N/A                  N/A                 N/A               N/A
Class C         1, 2 and 3           N/A                  N/A                 N/A               N/A

----------
(1) The pass-through rate on the Class 1-A-1 and Class 1-A-2 Certificates for the accrual period related to (x) any distribution date prior to or on the distribution date in February 2012 will be a per annum rate equal to 5.9901%, and (y) any distribution date after the distribution date in February 2012 will be a per annum rate equal to one-year LIBOR plus 1.700%, subject to the net rate cap of group 1 mortgage loans.

(2) The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(4) The pass-through rate on the Class 2-A-1 and Class 2-A-2 Certificates for the accrual period related to (x) any distribution date prior to or on the distribution date in February 2014 will be a per annum rate equal to 5.5443%, and (y) any distribution date after the distribution date in February 2014 will be a per annum rate equal to one-year LIBOR plus 1.700%, subject to the net rate cap of group 2 mortgage loans.

(5) The pass-through rate on the Class 3-A-1 and Class 3-A-2 Certificates for the accrual period related to (x) any distribution date prior to or on the distribution date in February 2017 will be a per annum rate equal to 5.6202%, and (y) any distribution date after the distribution date in February 2017 will be a per annum rate equal to one-year LIBOR plus 1.700%, subject to the net rate cap of group 3 mortgage loans.

(6) The pass-through rate on this class of certificates for the accrual period related to any distribution date will be a per annum rate equal the net rate cap of the group 1 mortgage loans.

(7) The pass-through rate on this class of certificates may adjust monthly based on the level of one-month LIBOR, subject to the net rate cap for the subordinated certificates. LIBOR for the related accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Calculation of One-Month LIBOR."

(8) The accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(9) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

     DESIGNATION           CLASSES OF CERTIFICATES
---------------------   ----------------------------
 Senior Certificates      Class 1-A-1, Class 1-A-2,
                          Class 2-A-1, Class 2-A-2,
                                    Class
                        3-A-1, Class 3-A-2 and Class
                              A-R Certificates

   Group 1 Senior       Class 1-A-1, Class 1-A-2 and
    Certificates           Class A-R Certificates

   Group 2 Senior        Class 2-A-1 and Class 2-A-2
    Certificates                Certificates

   Group 3 Senior        Class 3-A-1 and Class 3-A-2
    Certificates                Certificates

    Variable Rate         Class 1-A-1, Class 1-A-2,
    Certificates          Class 2-A-1, Class 2-A-2,
                                    Class
                            3-A-1 and Class 3-A-2
                                Certificates

    Subordinated         Class M-1, Class M-2, Class
Certificates or LIBOR    M-3, Class M-4, Class M-5,
    Certificates         Class M-6, Class M-7, Class
                         M-8, Class M-9, Class M-10
                         and Class M-11 Certificates

Class P Certificates      Class 1-P, Class 2-P and
                           Class 3-P Certificates

Offered Certificates       Senior Certificates and
                          Subordinated Certificates
                         (other than the Class M-11
                                Certificates)

RECORD DATE

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Variable Rate Certificates and Class A-R Certificates:

The last business day of the month preceding the month of the distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on March 26, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the offered certificates is the distribution date in March 2047. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 7.

On each distribution date, holders of each class of offered certificates will be entitled to receive:

- the interest that has accrued at the related pass-through rate during the related accrual period on the class certificate balance of such class immediately prior to that distribution date, and

-    any interest due on a prior distribution date that was not paid.

For each class of subordinated certificates, any interest carry forward amount (which is interest due, but not paid, on a prior distribution date) will be payable from excess cashflow as and to the extent described in this free writing prospectus and from payments allocated to the issuing entity (if any) in respect of the interest rate cap contract in the manner described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the distribution of principal. The priority of distributions will differ as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

- scheduled payments of interest on the mortgage loans in that loan group collected during the applicable period;

- interest on prepayments on the mortgage loans in that loan group to the extent not allocable to the master servicer as additional servicing compensation;

- interest amounts advanced by the master servicer on the mortgage loans in that loan group and any required compensating interest paid by the master servicer related to voluntary prepayments in full on the mortgage loans; and

- liquidation proceeds on the mortgage loans in that loan group during the applicable period (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

- scheduled payments of principal of the mortgage loans in that loan group collected during the applicable period or advanced by the master servicer;

- prepayments on the mortgage loans in that loan group collected in the applicable period;

- the stated principal balance of any mortgage loans in that loan group repurchased or purchased by a seller or the master servicer, as applicable;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- the excess, if any, of the stated principal balance of a deleted mortgage loan in that loan group over the stated principal balance of the related substitute mortgage loan;

- subsequent recoveries with respect to the mortgage loans in that loan group;

- liquidation proceeds on the mortgage loans in that loan group during the applicable period (to the extent allocable to principal); and

- excess interest (to the extent available) to maintain the targeted overcollateralization level as described under "Description of the Certificates -- Overcollateralization Provisions" in this free writing prospectus.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

- all prepayment charges (which are distributable only to the Class P Certificates); and

- all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable master servicing fee rate. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, the interest funds will be distributed in the following order:

(1) from interest funds for each loan group: to each class of related senior certificates, current interest and interest carry forward amounts, pro rata based on their respective entitlements;

(2) from interest funds for all loan groups:

          (a) to each class of related senior certificates, current interest and interest carry forward amounts, to the extent not paid above;

          (b) sequentially, in order of their distribution priorities, to each class of subordinated certificates, current interest for each such class; and

          (c) as part of the excess cashflow.

PRIORITY OF DISTRIBUTIONS; DISTRIBUTIONS OF PRINCIPAL

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates -- Distributions -- Principal" in this free writing prospectus.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinated certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

- the distribution date after the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

- the later of: (a) the March 2010 distribution date and (b) the first distribution date on which the aggregate class certificate balance of the senior certificates (prior to taking into account any distribution of principal on such certificates for such distribution date) is less than 88.50% of the aggregate stated principal balance of the mortgage loans.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from each loan group will be distributed in the following order:

-    concurrently,

(1) from the principal distribution amount for loan group 1, in the following order:

     (a) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

     (b) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

     (c) concurrently, to each class of group 2 senior certificates and group 3 senior certificates (after the distribution of the principal distribution amount for loan group 2 and loan group 3, as described below), pro rata, until their respective class certificate balances are reduced to zero;

(2) from the principal distribution amount for loan group 2, in the following order:

     (a) concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

     (b) concurrently, to each class of group 1 senior certificates and group 3 senior certificates (after the distribution of the principal distribution amount for loan group 1, as described above, and loan group 3, as described below), pro rata, until their respective class certificate balances are reduced to zero;

(3) from the principal distribution amount for loan group 3, in the following order:

     (a) concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

     (b) concurrently, to each class of group 1 senior certificates and group 2 senior certificates (after the distribution of the principal distribution amount for loan group 1 and loan group 2, as described above), pro rata, until their respective class certificate balances are reduced to zero;

- from the remaining principal distribution amount from each loan group, sequentially, in order of their distribution priorities, to each class of subordinated certificates, until their respective class certificate balances are reduced to zero; and

-    as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount from each loan group will be distributed in the following order:

(1) in an amount up to the senior principal distribution target amount, pro rata, based on the related principal target amount for the group 1 senior certificates, the group 2 senior certificates and the group 3 senior certificates, concurrently,

     (a) in an amount up to the group 1 senior principal distribution amount, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

     (b) in an amount up to the group 2 senior principal distribution amount, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

     (c) in an amount up to the group 3 senior principal distribution amount, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

provided, however, that if the aggregate class certificate balance of the senior certificates in a senior certificate group is reduced to zero, then any remaining unpaid senior principal distribution amount will be allocated between the remaining senior certificate groups, pro rata based on the aggregate class certificate balance of the related senior certificates and distributed pro rata to those classes of senior certificates, until their respective class certificate balances are reduced to zero; and

(2) from the remaining principal distribution amounts for each loan group, in the following order:

     (i) sequentially, in order of their distribution priorities, to each class of subordinated certificates, the subordinated class principal distribution target amount for each such class, until their respective class certificate balances are reduced to zero; and

     (ii) any remainder as part of the excess cashflow.

THE CAP CONTRACT

The offered certificates (other than the Class A-R Certificates) will have the benefit of a Cap contract. The cap contract will be evidenced by a transaction between the counterparty and the trustee, acting on behalf of a separate supplemental trust fund created under the pooling and servicing agreement.

Beginning on the distribution date in March 2007 and on each distribution date prior to and including the distribution date in February 2017, amounts, if any, received by the trustee, on behalf of the supplemental interest trust, in respect of the cap contract will be available as described in this free writing prospectus to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the LIBOR certificates and to restore and maintain overcollateralization at the required level.

Payments under the cap contract will be made pursuant to the formula described in "Description of the Certificates - The Cap Contract" in this free writing prospectus. Any amount received in excess of the amount necessary to cover the amounts described above will be paid as described under "Description of the Certificates -The Cap Contract" in this free writing prospectus.

CREDIT ENHANCEMENT

Credit enhancements provide limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

On the closing date, it is expected that the aggregate stated principal balance of the mortgage loans will exceed the initial aggregate class certificate balance of the certificates by approximately $3,492,033. This amount is called "overcollateralization" and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates and the issuing entity's expenses, will be used to maintain or restore the required level of overcollateralization.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest distributions have been made and after the principal funds have been distributed.

On any distribution date, the excess cashflow (if any) will be distributed in the following order:

- to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to restore or maintain the required level of overcollateralization;

- concurrently, to the classes of senior certificates, pro rata, in an amount equal to any unpaid current interest or interest carry forward amount for each such class;

- sequentially, in the order of their distribution priorities, to each class of subordinated certificates, in each case in an amount equal to any unpaid current interest or interest carry forward amount for each such class;

- to the classes of senior certificates, in an amount equal to the unpaid realized loss amount for each such class, concurrently and on a pro rata basis based on the aggregate unpaid realized loss amount for such senior certificate group, as follows: (i) sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, (ii) sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, and (iii) sequentially, to the Class 3-A-1 and Class 3-A-2 Certificates, in that order, in each case, to the extent needed to pay any unpaid realized loss amount for each such class;

- sequentially, in the order of their distribution priorities, to each class of subordinated certificates, in each case in an amount equal to the unpaid realized loss amount for each such class;

- concurrently, to the classes of senior certificates, pro rata, to the extent needed to pay any unpaid net rate carryover for each such class;

- sequentially, in order of their distribution priorities, to each class of subordinated certificates, to the extent needed to pay any unpaid net rate carryover for each such class; and

- to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. With respect to the subordinated certificates, the distribution priority is in ascending order of their numerical class designation.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans in (i) loan group 1 will be allocated, sequentially, to the Class 1-A-2 and Class 1-A-1 Certificates, in that order, (ii) loan group 2 will be allocated, sequentially, to the Class 2-A-2 and Class 2-A-1 Certificates, in that order, and (iii) loan group 3 will be allocated, sequentially, to the Class 3-A-2 and Class 3-A-1 Certificates, in that order, in each case until their respective class certificate balances are reduced to zero.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

TAX STATUS

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The offered certificates (other than the Class A-R Certificates) will also represent the right to receive payments from the carryover reserve fund and the cap contract. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The cap contract and the assets held in the supplemental interest trust, the cap contract reserve fund and the carryover reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring the offered certificates (other than the Class A-R Certificates) with assets of such a plan while the cap contract and the supplemental interest trust are in effect will be required to satisfy certain additional conditions, including satisfaction of the requirements of an investor-based exemption.

A fiduciary of such plans or arrangements must determine that the purchase of a certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

LEGAL INVESTMENT

The offered certificates (other than the Class M-7, Class M-8, Class M-9 and Class M-10 Certificates) will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The certificates will be issued pursuant to the pooling and servicing agreement and will represent undivided beneficial ownership interests in the issuing entity created pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

          The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

          The Mortgage Pass-Through Certificates, Series 2007-HY3 consist of the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class 1-P, Class 2-P, Class 3-P and Class C Certificates. Only the classes of certificates listed on page 3 hereof are offered by this free writing prospectus.

          When describing the certificates in this free writing prospectus, we use the following terms:

        DESIGNATION                                      CLASSES OF CERTIFICATES
---------------------------   ----------------------------------------------------------------------------
    Senior Certificates       Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2
                                                       and Class A-R Certificates

Group 1 Senior Certificates                Class 1-A-1, Class 1-A-2 and Class A-R Certificates

Group 2 Senior Certificates                     Class 2-A-1 and Class 2-A-2 Certificates

Group 3 Senior Certificates                     Class 3-A-1 and Class 3-A-2 Certificates

Variable Rate Certificates      Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1 and Class
                                                           3-A-2 Certificates

 Subordinated Certificates    Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
   or LIBOR Certificates              Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

   Class P Certificates                      Class 1-P, Class 2-P and Class 3-P Certificates

   Offered Certificates       Senior Certificates and Subordinated Certificates (other than the Class M-11
                                                              Certificates)

The certificates are generally referred to as the following types:

           CLASS                                   TYPE
--------------------------   ------------------------------------------------
Class 1-A-1 Certificates:    Senior/ Variable Pass-Through Rate/ Super Senior

Class 1-A-2 Certificates:       Senior/ Variable Pass-Through Rate/ Support

Class 2-A-1 Certificates:    Senior/ Variable Pass-Through Rate/ Super Senior

Class 2-A-2 Certificates:       Senior/ Variable Pass-Through Rate/ Support

Class 3-A-1 Certificates:    Senior/ Variable Pass-Through Rate/ Super Senior

Class 3-A-2 Certificates:       Senior/ Variable Pass-Through Rate/ Support

Class A-R Certificates:                    Senior/REMIC Residual

Subordinated Certificates:        Subordinate/ Floating Pass-Through Rate

Class P Certificates:                       Prepayment Charges

Class C Certificates:                            Residual

          The Class M-11, Class C, Class 1-P, Class 2-P and Class 3-P Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class M-11, Class C, Class 1-P, Class 2-P and Class 3-P Certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances are set forth in the "Summary--Description of the Certificates" in this free writing prospectus.

CALCULATION OF CLASS CERTIFICATE BALANCE

          The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

- all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

-    the Applied Realized Loss Amounts allocated to the class;

and, increased by

- to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of certificates, the Class Certificate Balance thereof will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans collected during the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

          Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any accrual period preceding the Distribution Date on which such increase occurs.

          If the Overcollateralized Amount is zero and there is a Realized Loss on a Mortgage Loan, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of the offered certificates, following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that Due Date). Additionally, if the aggregate Class Certificate Balance of the subordinated certificates is reduced to zero as a result of the allocation of Realized Losses, any additional Realized Losses on the Mortgage Loans in (x) Loan Group 1 will be allocated, sequentially, to the Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; (y) Loan Group 2 will be allocated, sequentially, to the Class 2-A-2 and Class 2-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and (z) Loan Group 3 will be allocated, sequentially, to the Class 3-A-2 and Class 3-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

          The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

          Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

          For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities-- Book-Entry Securities" in the prospectus.

          Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

          Certificate Account. On or before the closing date, the master servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the Mortgage Loans, including principal prepayments;

          - all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any prepayment interest excess;

          -    all payments on account of prepayment charges on the Mortgage
               Loans;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all substitution adjustment amounts; and

          -    all advances made by the master servicer.

          Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

          The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

          - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the related Interest Funds, (b) the related Principal Remittance Amount, (c) any prepayment charges received and (d) the trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

          The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

          Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of related Interest Funds, the related Principal Remittance Amount, any prepayment charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "DISTRIBUTION ACCOUNT"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

          The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the Trustee Fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

          There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

          Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

          The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction and for the benefit and risk of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

          The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

          The Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Carryover Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the offered certificates to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Carryover Reserve Fund in respect of the investment will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the pooling and servicing agreement.

          Cap Contract Reserve Fund. Funds in the Cap Contract Reserve Fund will be invested in The Bank of New York cash reserves. Any net investment earnings will be retained in the Cap Contract Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the offered certificates (other than the Class A-R Certificates) to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Cap Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Cap Contract Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the Supplemental Interest Trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Cap Contract Reserve Fund and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

TYPE / RECIPIENT (1)                 AMOUNT                 GENERAL PURPOSE               SOURCE (2)                FREQUENCY
--------------------  ------------------------------------  ---------------  -----------------------------------  ------------
FEES

Master Servicing Fee  One-twelfth of the Stated Principal   Compensation     Amounts on deposit in the            Monthly
/ Master Servicer     Balance of each Mortgage Loan                          Certificate Account representing
                      multiplied by the Master Servicing                     payments of interest and
                      Fee Rate (3)                                           application of liquidation proceeds
                                                                             with respect to that Mortgage Loan

                      -    Prepayment interest excess       Compensation     Interest paid by obligors with       Monthly
                                                                             respect to certain prepayments on
                                                                             the mortgage loans

                      -    All prepayment interest excess,  Compensation     Payments made by obligors with       Time to time
                           late payment fees, assumption                     respect to the Mortgage Loans
                           fees and other similar charges
                           (excluding prepayment charges)

                      -    All investment income earned on  Compensation     Investment income related to the     Monthly
                           amounts on deposit in the                         Certificate Account and the
                           Certificate Account and                           Distribution Account
                           Distribution Account

                      -    Excess Proceeds (4)              Compensation     Liquidation proceeds and Subsequent  Time to time
                                                                             Recoveries

Trustee Fee (the      One-twelfth of the Trustee Fee Rate   Compensation     Amounts on deposit in the            Monthly
"TRUSTEE FEE") /      multiplied by the aggregate Stated                     Certificate Account or the
Trustee               Principal Balance of the                               Distribution Account
                      outstanding Mortgage Loans (5)

EXPENSES

Insured expenses /    Expenses incurred by the master       Reimbursement    To the extent the expenses are       Time to time
Master Servicer       servicer                              of Expenses      covered by an insurance policy with
                                                                             respect to the Mortgage Loan

Servicing Advances /  To the extent of funds available,     Reimbursement    With respect to each Mortgage Loan,  Time to time
Master Servicer       the amount of any Servicing Advances  of Expenses      late recoveries of the payments of
                                                                             the costs and expenses, liquidation
                                                                             proceeds, Subsequent Recoveries,
                                                                             purchase proceeds or repurchase
                                                                             proceeds for that Mortgage Loan (6)

Indemnification       Amounts for which the sellers, the    Indemnification  Amounts on deposit on the            Monthly
expenses / the        master servicer and depositor are                      Certificate Account.
sellers, the master   entitled to indemnification (7)
servicer and the
depositor

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal a per annum rate. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)  The "TRUSTEE FEE RATE" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under "-- Certain Matters Regarding the Master Servicer, the Depositor and the Sellers."

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in March 2007 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The record date for any distribution date will be
(x) the business day preceding that distribution date so long as the certificates are in book entry form and (y) the last business day of the month preceding the month of that distribution date for any certificate in definitive form (the "RECORD DATE").

     Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the trustee.

     On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

     The "INTEREST REMITTANCE AMOUNT" for any Distribution Date and loan group is equal to:

          (a) the sum, without duplication, of:

               (1) all scheduled interest on the Mortgage Loans in that loan group due on the related Due Date and received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

               (2) all interest on prepayments on the Mortgage Loans in that loan group, other than Prepayment Interest Excess,

               (3) all advances relating to interest in respect of the Mortgage Loans in that loan group,

               (4) amounts paid by the master servicer in respect of Compensating Interest, and

               (5) liquidation proceeds on the Mortgage Loans in that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

          minus

          (b) all advances in respect of the Mortgage Loans in that loan group relating to interest and certain expenses reimbursed since the prior Due Date.

     The "PRINCIPAL REMITTANCE AMOUNT" for any Distribution Date and loan group is equal to:

          (a)  the sum, without duplication, of:

               (1) the scheduled principal collected or advanced on the Mortgage Loans in that loan group with respect to the related Due Date,

               (2) prepayments on the Mortgage Loans in that loan group collected in the related Prepayment Period,

               (3) the Stated Principal Balance of each Mortgage Loan in that loan group that was repurchased by a seller or purchased by the master servicer with respect to that Distribution Date,

               (4) any Substitution Adjustment Amounts in respect of Mortgage Loans in that loan group,

               (5) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and all liquidation proceeds in respect of Mortgage Loans in that loan group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that loan group received during the related Prepayment Period, minus

          (b) all advances relating to principal on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

     "PREPAYMENT INTEREST EXCESS" means with respect to any Mortgage Loan and principal prepayment received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

INTEREST

     General. On each Distribution Date, the interest distributable with respect to the offered certificates is the interest which has accrued on the Class Certificate Balances thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period and in the case of the senior certificates, any Interest Carry Forward Amount. For each class of subordinated certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described in this free writing prospectus under "-- Overcollateralization Provisions" and from payments under the Cap Contract available for that purpose.

     The Pass-Through Rates for the Variable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date. The Pass-Through Rates for the Variable Rate Certificates are fixed for an specific initial period and then are based on one-year LIBOR plus a margin and subject to the related Net Rate Cap. If on any Distribution Date, the Pass-Through Rate for a class of Variable Rate Certificates is based on the related Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions."

     The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for the LIBOR Certificates will be subject to the related Net Rate Cap. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the related Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions," and from payments (if any) allocated to the issuing entity from the Cap Contract that is available for that purpose.

     Distributions of Interest Funds. On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order:

          (1) from Interest Funds for each loan group, concurrently, to each class of senior certificates in a senior certificate group, Current Interest and Interest Carry Forward amounts, pro rata, based on their respective entitlements;

          (2) from Interest Funds from all loan groups, in the following order:

               (a) to each class of senior certificates, any unpaid Current Interest and unpaid Interest Carry Forward remaining after distributions pursuant to clause (1) above,

               (b) sequentially, in order of their distribution priorities, to each class of subordinated certificates, Current Interest for each such class; and

               (c) any remainder, as part of the Excess Cashflow described under "--Overcollateralization Provisions" below.

     Pass-Through Rates. The classes of certificates will have the respective pass-through rates described below (each, a "PASS-THROUGH RATE").

     Variable Rate Certificates.

     The Pass-Through Rate with respect to each Accrual Period and (x) the Class 1-A-1 and Class 1-A-2 Certificates will be a per annum rate equal to 5.9901% prior to or on the Distribution Date in February 2012; (2) the Class 2-A-1 and Class 2-A-2 Certificates will be a per annum rate equal to 5.5443% prior to or on the Distribution Date in February 2014; and (3) the Class 3-A-1 and Class 3-A-2 Certificates will be a per annum rate equal to 5.6202% prior to or on the Distribution Date in February 2017.

     The Pass-Through Rate with respect to each Accrual Period after the Distribution Date in (x) February 2012 with respect to the Class 1-A-1 and Class 1-A-2 Certificates, (y) February 2014 with respect to the Class 2-A-1 and Class 2-A-2 Certificates and (z) February 2017 with respect to the Class 3-A-1 and Class 3-A-2 Certificates will be a per annum rate equal to the lesser of:

     (1) One-Year LIBOR for such Accrual Period (calculated as described below under "-- Calculation of One-Year LIBOR") plus 1.700%, and

     (2) the related Net Rate Cap for such Distribution Date.

     LIBOR Certificates.

     The Pass-Through Rate with respect to each Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

     (1) One-Month LIBOR for such Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for such class and Accrual Period, and

     (2) the related Net Rate Cap for such Distribution Date.

     The "PASS-THROUGH MARGIN" for each class of LIBOR Certificates is as follows:

                              PASS-THROUGH MARGIN
                              -------------------
CLASS OF LIBOR CERTIFICATES       (1)     (2)
---------------------------      -----   -----
Class M-1                        0.300%  0.450%
Class M-2                        0.320%  0.480%
Class M-3                        0.380%  0.570%
Class M-4                        0.500%  0.750%

Class M-5                        0.570%  0.855%
Class M-6                        0.650%  0.975%
Class M-7                        1.000%  1.500%
Class M-8                        1.000%  1.500%
Class M-9                        1.000%  1.500%
Class M-10                       1.000%  1.500%
Class M-11                       1.000%  1.500%

----------
(1) For the Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For the Accrual Period related to any Distribution Date occurring after the Optional Termination Date.

     Class A-R Certificates

     The Pass-Through Rate for the Class A-R Certificates with respect to each Accrual Period will equal the Net Rate Cap for the group 1 senior certificates for such Distribution Date.

     The Class 1-P, Class 2-P, Class 3-P and Class C Certificates do not have Pass-Through Rates.

     Definitions Related to Interest Calculations.

     The "ACCRUAL PERIOD" for each class of LIBOR Certificates and for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period. The Accrual Period for the Senior Certificates will be the calendar month preceding the month of the Distribution Date. Interest on the Senior Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months.

     The "INTEREST FUNDS" for any Distribution Date and loan group is equal to the Interest Remittance Amount for that loan group minus the related portion of the Trustee Fee for such Distribution Date.

     "CURRENT INTEREST," with respect to each class of offered certificates and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance of such class immediately prior to such Distribution Date.

     "INTEREST CARRY FORWARD AMOUNT," with respect to each class of offered certificates and each Distribution Date, is the excess of:

          (a) Current Interest for such class with respect to prior Distribution Dates, over

          (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

     "ADJUSTED NET MORTGAGE RATE," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.

     "NET RATE CAP" for each Distribution Date and the following classes of certificates: is:

          - with respect to the Variable Rate Certificates, the weighted average Adjusted Net Mortgage Rate on the Mortgage Loans in the related loan group as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

          - with respect to the Subordinated Certificates, the weighted average of the Net Rate Caps for the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Group 3 Senior Certificates, in each case adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related Accrual Period, weighted on the basis of the excess of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date) over the aggregate Class Certificate Balance of the senior certificates in the applicable senior certificate group.

     The "NET RATE CARRYOVER" for a class of offered certificates on any Distribution Date is the excess, if any, of:

          (1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

          (2) the amount of interest such class accrued on such Distribution Date based on the applicable Net Rate Cap,

     plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

PRINCIPAL

     Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date and each loan group is required to be distributed as follows (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

     (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following order:

          (A) concurrently,

               (i) from the Principal Distribution Amount for Loan Group 1, sequentially:

                    (a) to the Class A-R Certificates, until its Class
               Certificate Balance is reduced to zero;

                    (b) concurrently, to the Class 1-A-1 and Class 1-A-2
               Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (c) concurrently, to the classes of Group 2 Senior
               Certificates (after the distribution of the Principal Distribution Amount for Loan Group 2 as provided in clause
               (1)(A)(ii)(a) below) and the classes of Group 3 Senior Certificates (after the distribution of the Principal Distribution Amount for Loan Group 3 as provided in clause
               (1)(A)(iii)(a) below), pro rata, on the basis of their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero;

               (ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

                    (a) concurrently, to the Class 2-A-1 and Class 2-A-2
               Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (b) concurrently, to the classes of Group 1 Senior
               Certificates (after the distribution of the Principal Distribution Amount for Loan Group 1 as provided in clause
               (1)(A)(i)(a) above) and the classes of Group 3 Senior Certificates (after the distribution of the Principal Distribution Amount for Loan Group 3 as provided in clause
               (1)(A)(iii)(a) below), pro rata, on the basis of their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero;

               (iii) from the Principal Distribution Amount for Loan Group 3, sequentially:

                    (a) concurrently, to the Class 3-A-1 and Class 3-A-2
               Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (b) concurrently, to the classes of Group 1 Senior
               Certificates (after the distribution of the Principal Distribution Amount for Loan Group 1 as provided in clause
               (1)(A)(i)(a) above) and the classes of Group 2 Senior Certificates (after the distribution of the Principal Distribution Amount for Loan Group 2 as provided in clause
               (1)(A)(ii)(a) above), pro rata, on the basis of their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero;

          (B) from the remaining Principal Distribution Amounts from each loan group, in the following order:

               (i) sequentially, in order of their distribution priorities, to each class of subordinated certificates, until their respective Class Certificate Balances are reduced to zero; and

               (ii) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

     (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts from each loan group, in the following order:

          (A) in an amount up to the Senior Principal Distribution Target Amount, pro rata, based on the related Senior Principal Distribution Target Amount for the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Group 3 Senior Certificates, concurrently,

               (i) in an amount up to the Group 1 Senior Principal Distribution Amount, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

               (ii) in an amount up to the Group 2 Senior Principal Distribution Amount, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

               (iii) in an amount up to the Group 3 Senior Principal Distribution Amount, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

          provided, however, that if the aggregate Class Certificate Balance of the senior certificates in a senior certificate group is reduced to zero, then any remaining unpaid Senior Principal Distribution Amount will be allocated between the remaining senior certificate groups, pro rata based on the aggregate Class Certificate Balance of the related senior certificates and distributed, pro rata, to those classes of senior certificates, until their respective Class Certificate Balances are reduced to zero; and

          (B) from the remaining Principal Distribution Amounts for each loan group, in the following order:

               (i) sequentially, in order of their distribution priorities, to each class of subordinated certificates, the Subordinated Class Principal Distribution Target Amount for each such class, until their respective Class Certificate Balances are reduced to zero; and

               (ii) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

     Definitions Related to Principal Distributions.

     "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period. The Stated Principal Balance of a Liquidated Mortgage Loan is zero.

     The "POOL PRINCIPAL BALANCE" equals the aggregate Stated Principal Balance of the Mortgage Loans.

     "PREPAYMENT PERIOD" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from February 1, 2007) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and loan group is the sum of:

          (1) the Principal Remittance Amount for such loan group and Distribution Date, and

          (2) the Extra Principal Distribution Amount for such loan group and such Distribution Date, and minus

          (3) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, (b) the Group 2
Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2 and (c) the Group 3 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 3.

     "SENIOR PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date, will equal the excess of:

     (1) the aggregate Class Certificate Balance of the senior certificates immediately prior to such Distribution Date, over

     (2) the lesser of (i) approximately 88.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

     "GROUP 1 SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 1 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount, the Group 2 Principal Distribution Target Amount and the Group 3 Principal Distribution Target Amount.

     "GROUP 1 PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date, will equal the excess of:

     (1) the aggregate Class Certificate Balance of the Group 1 Senior Certificates immediately prior to such Distribution Date, over

     (2) the lesser of (x) 88.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the cut-off date.

     "GROUP 2 SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 2 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount, the Group 2 Principal Distribution Target Amount and the Group 3 Principal Distribution Target Amount.

     "GROUP 2 PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date, will equal the excess of:

     (1) the aggregate Class Certificate Balance of the Group 2 Senior Certificates immediately prior to such Distribution Date, over

     (2) the lesser of (x) 88.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the cut-off date.

     "GROUP 3 SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the product of (x) the Senior Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Group 3 Principal Distribution Target Amount and the denominator of which is the sum of the Group 1 Principal Distribution Target Amount, the Group 2 Principal Distribution Target Amount and the Group 3 Principal Distribution Target Amount.

     "GROUP 3 PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date, will equal the excess of:

     (1) the aggregate Class Certificate Balance of the Group 3 Senior Certificates immediately prior to such Distribution Date, over

     (2) the lesser of (x) 88.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 as of the cut-off date.

     "SUBORDINATED CLASS PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any class of subordinated certificates and Distribution Date will equal the excess of:

     (1) the sum of: (a) the aggregate Class Certificate Balance of the senior certificates (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date), (b) the aggregate

Class Certificate Balance of any class(es) of subordinated certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and
(c) the Class Certificate Balance of the subject class of subordinated certificates immediately prior to such Distribution Date over

     (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) minus the OC Floor;

     provided, however, that if such class of subordinated certificates is the only class of subordinated certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

     The "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET SUBORDINATION PERCENTAGE" for any class of subordinated certificates will approximately equal the respective percentages indicated in the following table:

             Initial Target   Stepdown Target
              Subordination    Subordination
               Percentage        Percentage
             --------------   ---------------
Class M-1         4.75%            9.50%
Class M-2         3.95%            7.90%
Class M-3         3.40%            6.80%
Class M-4         3.05%            6.10%
Class M-5         2.70%            5.40%
Class M-6         2.35%            4.70%
Class M-7         2.00%            4.00%
Class M-8         1.65%            3.30%
Class M-9         1.30%            2.60%
Class M-10        0.80%            1.60%
Class M-11        0.35%            0.70%

     The Initial Target Subordination Percentages will not be used to calculate distributions on the offered certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the subordinated certificates and the Overcollateralized Amount. The Initial Target Subordination Percentage for any class of certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is the Cut-off Date Pool Principal Balance.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus.

     "OC FLOOR" means an amount equal to 0.35% of the Cut-off Date Pool Principal Balance.

     "OVERCOLLATERALIZATION DEFICIENCY AMOUNT," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date).

     "OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date, the OC Floor.

     "OVERCOLLATERALIZED AMOUNT" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the offered certificates (after giving effect to distributions of the Principal Remittance Amount to be made on such Distribution Date).

     "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

     "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1, Loan Group 2 and Loan Group 3 for the Distribution Date.

     "GROUP 1 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1, Loan Group 2 and Loan Group 3 for such Distribution Date.

     "GROUP 2 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1, Loan Group 2 and Loan Group 3 for such Distribution Date.

     "GROUP 3 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1, Loan Group 2 and Loan Group 3 for such Distribution Date.

     "STEPDOWN DATE" is the earlier to occur of:

          (1) the Distribution Date after the Distribution Date on which the aggregate Class Certificate Balance of the senior certificates is reduced to zero, and

          (2) the later to occur of (x) the Distribution Date in March 2010 and
     (y) the first Distribution Date on which the aggregate Class Certificate Balance of the senior certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 88.50% of the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date).

     A "TRIGGER EVENT" with respect to a Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

     A "DELINQUENCY TRIGGER EVENT" with respect to a Distribution Date exists if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of 40.00% and the Senior Enhancement Percentage.

     The "SENIOR ENHANCEMENT PERCENTAGE" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

          (1) the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month prior to that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) over

               (b) (i) before the Class Certificate Balances of the senior certificates have been reduced to zero, the sum of the Class Certificate Balances of the senior certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of subordinated certificates outstanding, as of the preceding Master Servicer Advance Date, and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month prior to that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

     A "CUMULATIVE LOSS TRIGGER EVENT" with respect to a Distribution Date on or after the Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

DISTRIBUTION DATE               PERCENTAGE
-----------------               ----------
March 2009 - February 2010...   0.20% with respect to March 2009, plus an
                                additional 1/12th of 0.25% for each month
                                thereafter through February 2010

March 2010 - February 2011...   0.45% with respect to March 2010, plus an
                                additional 1/12th of 0.30% for each month
                                thereafter through February 2011

March 2011 - February 2012...   0.75% with respect to March 2011, plus an
                                additional 1/12th of 0.30% for each month
                                thereafter through February 2012

March 2012 - February 2013...   1.05% with respect to March 2012, plus an
                                additional 1/12th of 0.20% for each month
                                thereafter through February 2013

March 2013 and thereafter....   1.25%

     "UNPAID REALIZED LOSS AMOUNT" means for any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

     The "ROLLING SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Stepdown Date, is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

     The "SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

     A "REALIZED LOSS" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

     "SUBSEQUENT RECOVERIES" are unexpected recoveries received after the determination by the master servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the master servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

RESIDUAL CERTIFICATES

     The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. On each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the offered certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the offered certificates and the related fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

     The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of
(i) the amount remaining as set forth in clause (2)(c) under "--Interest" above which is the amount remaining after the distribution of interest to the holders of the offered certificates for such Distribution Date, (ii) the amount remaining as set forth in clauses (1)(B)(ii) or (2)(B)(ii), as applicable, under "--Principal" above which is the amount remaining after the distribution of principal to the holders of the offered certificates for such Distribution Date and (iii) any Overcollateralization Reduction Amount for that Distribution Date, if any.

     With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following order, in each case to the extent of the remaining Excess Cashflow:

          (1) to the classes of offered certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such classes of certificates as part of each Principal Distribution Amount as described under "--Principal" above;

          (2) concurrently, to the classes of senior certificates, pro rata, in each case in an amount equal to any unpaid Current Interest and Interest Carry Forward Amount for each such class;

          (3) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case in an amount equal to any unpaid Current Interest and Interest Carry Forward Amount for each such class;

          (4) to the classes of Senior Certificates, in an amount equal to the Unpaid Realized Loss Amount for each such class, concurrently and on a pro rata basis based on the aggregate Unpaid Realized Loss Amount for such senior certificate group, as follows: (i) sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, (ii) sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, and (iii) sequentially, to the Class 3-A-1 and Class 3-A-2 Certificates, in that order, to the extent needed to pay any Unpaid Realized Loss Amount for each such class;

          (5) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in an amount equal to the Unpaid Realized Loss Amount for each such class;

          (6) concurrently, to the classes of senior certificates, pro rata, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

          (7) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, to the extent needed to pay any unpaid Net Rate Carryover for each such class; and

          (8) to the Class C and Class A-R Certificates in the amounts specified in the pooling and servicing agreement.

THE CAP CONTRACT

     The offered certificates (other than the Class A-R Certificates) will have the benefit of an interest rate cap contract (the "CAP CONTRACT"). The Cap Contract will be an asset of a separate trust (the "SUPPLEMENTAL INTEREST TRUST") created under the pooling and servicing agreement for the benefit of the offered certificates (other than the Class A-R Certificates). The Cap Contract will be evidenced by a confirmation between Swiss Re Financial Products Corporation (the "COUNTERPARTY") and The Bank of New York, as supplemental interest trustee (in such capacity, the "SUPPLEMENTAL INTEREST TRUSTEE." The obligations of the Counterparty will be fully and unconditionally guaranteed by Swiss Reinsurance Company (the "GUARANTOR)" pursuant to a guaranty (the "GUARANTY") in favor of the supplemental interest trustee.

     Pursuant to the terms of the Cap Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation, as if such an ISDA Master Agreement had been executed by the supplemental interest trustee and the Counterparty on the date that such confirmation was executed. Additionally, the confirmation incorporates the terms of a Credit Support Annex (the "CREDIT SUPPORT ANNEX") between the supplemental interest trustee and the Counterparty. The Cap Contract is subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     Beginning with the Distribution Date in March 2007 and on each subsequent Distribution Date up to and including the Distribution Date in February 2017 (the "CAP CONTRACT TERMINATION DATE"), the offered certificates (other than the Class A-R Certificates) will have the benefit of the Cap Contract. Beginning with the Distribution Date in March 2007 and on each subsequent Distribution Date on or prior to the Cap Contract Termination Date, the amount payable by the Counterparty under the Cap Contract will equal the product of:

     (i) the excess (if any) of (x) One-Month LIBOR (as determined by the Counterparty) over (y) 7.50%,

     (ii) the Cap Contract Notional Balance for such Distribution Date, and

     (iii) the number of days in the related calculation period (calculated on the basis of the actual number of days), divided by 360.

     Beginning with the Distribution Date in March 2007, amounts, if any, received under the Cap Contract by the supplemental interest trustee will be used to cover unpaid Current Interest, Interest Carry Forward Amounts, Net Rate Carryover and Unpaid Realized Loss Amounts on the LIBOR Certificates and to restore and maintain overcollateralization at the required level. Prior to the Distribution Date in January 2017, any amounts received by the supplemental interest trustee in excess of the amounts distributed to the offered certificates as described in the preceding sentence will remain in the Cap Contract Reserve Fund for distribution to the holders of the offered certificates on future Distribution Dates for the purposes described in the preceding sentence. On the Distribution Date in January 2017, any amounts remaining in the Cap Contract Reserve Fund with respect to the Cap Contract will be released to Deutsche Bank Securities Inc. and will not be available for payments on future Distribution Dates.

     The "CAP CONTRACT NOTIONAL BALANCE" is as described in the following table:

                                     CAP CONTRACT
             MONTH OF                  NOTIONAL
        DISTRIBUTION DATE            BALANCE ($)
        -----------------           -------------
March 25, 2007 ..................   53,849,000.00
April 25, 2007 ..................   53,849,000.00
May 25, 2007 ....................   53,849,000.00
June 25, 2007 ...................   53,849,000.00
July 25, 2007 ...................   53,849,000.00
August 25, 2007 .................   53,849,000.00
September 25, 2007 ..............   53,849,000.00
October 25, 2007 ................   53,849,000.00
November 25, 2007 ...............   53,849,000.00
December 25, 2007 ...............   53,849,000.00
January 25, 2007 ................   53,849,000.00
February 25, 2008 ...............   53,849,000.00
March 25, 2008 ..................   53,849,000.00
April 25, 2008 ..................   53,849,000.00
May 25, 2008 ....................   53,849,000.00
June 25, 2008 ...................   53,849,000.00
July 25, 2008 ...................   53,849,000.00
August 25, 2008 .................   53,849,000.00
September 25, 2008 ..............   53,849,000.00
October 25, 2008 ................   53,849,000.00
November 25, 2008 ...............   53,849,000.00
December 25, 2008 ...............   53,849,000.00
January 25, 2009 ................   53,849,000.00
February 25, 2009 ...............   53,849,000.00
March 25, 2009 ..................   53,849,000.00
April 25, 2009 ..................   53,849,000.00
May 25, 2009 ....................   53,849,000.00
June 25, 2009 ...................   53,849,000.00
July 25, 2009 ...................   53,849,000.00
August 25, 2009 .................   53,849,000.00
September 25, 2009 ..............   53,849,000.00
October 25, 2009 ................   53,849,000.00
November 25, 2009 ...............   53,849,000.00
December 25, 2009 ...............   53,849,000.00
January 25, 2010 ................   53,849,000.00
February 25, 2010 ...............   53,849,000.00
March 25, 2010 ..................   53,849,000.00
April 25, 2010 ..................   53,849,000.00
May 25, 2010 ....................   53,849,000.00
June 25, 2010 ...................   53,849,000.00
July 25, 2010 ...................   53,849,000.00
August 25, 2010 .................   53,849,000.00
September 25, 2010 ..............   53,849,000.00
October 25, 2010 ................   53,849,000.00
November 25, 2010 ...............   53,849,000.00
December 25, 2010 ...............   53,849,000.00
January 25, 2011 ................   53,849,000.00
February 25, 2011 ...............   53,849,000.00
March 25, 2011 ..................   53,849,000.00
April 25, 2011 ..................   53,849,000.00
May 25, 2011 ....................   53,849,000.00
June 25, 2011 ...................   53,765,092.06
July 25, 2011 ...................   52,989,890.21

                                     CAP CONTRACT
             MONTH OF                  NOTIONAL
        DISTRIBUTION DATE            BALANCE ($)
        -----------------           -------------
August 25, 2011 .................   52,225,157.36
September 25, 2011 ..............   51,439,982.48
October 25, 2011 ................   50,668,678.92
November 25, 2011 ...............   49,935,309.72
December 25, 2011 ...............   49,178,169.27
January 25, 2012 ................   48,186,285.69
February 25, 2012 ...............   45,035,382.01
March 25, 2012 ..................   38,720,566.70
April 25, 2012 ..................   38,148,804.91
May 25, 2012 ....................   37,584,766.74
June 25, 2012 ...................   37,028,348.00
July 25, 2012 ...................   36,479,445.96
August 25, 2012 .................   35,937,959.22
September 25, 2012 ..............   35,403,787.78
October 25, 2012 ................   34,876,832.99
November 25, 2012 ...............   34,356,997.51
December 25, 2012 ...............   33,844,185.31
January 25, 2013 ................   33,338,301.68
February 25, 2013 ...............   32,839,253.15
March 25, 2013 ..................   32,346,947.55
April 25, 2013 ..................   31,861,293.91
May 25, 2013 ....................   31,382,202.52
June 25, 2013 ...................   30,909,584.87
July 25, 2013 ...................   30,402,268.52
August 25, 2013 .................   29,942,890.21
September 25, 2013 ..............   29,386,034.90
October 25, 2013 ................   28,940,383.30
November 25, 2013 ...............   28,368,839.79
December 25, 2013 ...............   27,854,732.55
January 25, 2014 ................   26,382,119.26
February 25, 2014 ...............   17,241,027.53
March 25, 2014 ..................    2,857,320.48
April 25, 2014 ..................    2,771,114.55
May 25, 2014 ....................    2,686,075.00
June 25, 2014 ...................    2,602,186.10
July 25, 2014 ...................    2,519,432.30
August 25, 2014 .................    2,437,798.28
September 25, 2014 ..............    2,357,268.93
October 25, 2014 ................    2,277,829.33
November 25, 2014 ...............    2,199,464.77
December 25, 2014 ...............    2,122,160.73
January 25, 2015 ................    2,045,902.89
February 25, 2015 ...............    1,970,677.13
March 25, 2015 ..................    1,896,469.52
April 25, 2015 ..................    1,823,266.31
May 25, 2015 ....................    1,751,053.92
June 25, 2015 ...................    1,679,819.00
July 25, 2015 ...................    1,609,548.33
August 25, 2015 .................    1,540,228.89
September 25, 2015 ..............    1,471,847.85
October 25, 2015 ................    1,404,392.53
November 25, 2015 ...............    1,337,850.42
December 25, 2015 ...............    1,272,209.20

                                     CAP CONTRACT
             MONTH OF                  NOTIONAL
        DISTRIBUTION DATE            BALANCE ($)
        -----------------           -------------
January 25, 2016 ................    1,207,456.69
February 25, 2016 ...............    1,143,580.91
March 25, 2016 ..................    1,080,570.00
April 25, 2016 ..................    1,018,412.28
May 25, 2016 ....................      957,096.24
June 25, 2016 ...................      896,610.50
July 25, 2016 ...................      836,943.85
August 25, 2016 .................      778,085.23
September 25, 2016 ..............      720,023.72

                                     CAP CONTRACT
             MONTH OF                  NOTIONAL
        DISTRIBUTION DATE            BALANCE ($)
        -----------------           -------------
October 25, 2016 ................      662,748.56
November 25, 2016 ...............      508,110.08
December 25, 2016 ...............      453,905.89
January 25, 2017 ................      400,434.24
February 25, 2017 ...............      330,610.99
March 25, 2017 and thereafter ...            0.00

     The Cap Contract will be subject to early termination by the supplemental interest trustee if at any time an "event of default" under the Cap Contract occurs and is continuing with respect to the Counterparty (or any related guarantor, if applicable), in accordance with the provisions of the Cap Contract. Events of default with respect to the Counterparty (or any related guarantor, if applicable) include the following:

          1. a failure to make a payment due under the Cap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

          2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the Cap Contract, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

          3. if the credit rating of the Counterparty falls below a required ratings threshold level established by S&P and Moody's specified in the Cap Contract for 30 or more business days, a failure to post any collateral required in accordance with the Credit Support Annex if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Cap Contract,

          4. a breach of certain representations of the Counterparty in the Cap Contract,

          6. (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less 3% of the shareholders' equity of the Guarantor which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders' equity of the Guarantor (after giving effect to any applicable notice requirement or grace period),

          7. certain insolvency or bankruptcy events, and

          8. a merger by the Counterparty without an assumption of its obligations under the Cap Contract.

     The Cap Contract will be subject to early termination by the Counterparty due to an "event of default" of the supplemental interest trustee only in the limited event that the Counterparty is required to post collateral under the Cap Contract and the supplemental interest trustee fails to return any collateral to the Counterparty required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received.

     The Cap Contract will also be subject to early termination by either the Counterparty or the supplemental interest trustee (or, in some cases, by both parties) if at any time a "TERMINATION EVENT" under the Cap Contract occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the Cap Contract. Termination events include the following:

          1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Counterparty) to perform its obligations under the Cap Contract,

          2. a tax event (which generally relates to an amount being deducted or withheld for or on account of taxes with respect to a payment or the payment of an additional amount on account of an indemnifiable tax under the Cap Contract), and

          3. a tax event upon merger (which generally relates to an amount being deducted or withheld from a payment for or on account of taxes or the payment of an additional amount on account of an indemnifiable tax under the Cap Contract, in each case, resulting from a merger).

     Finally, the Cap Contract will also be subject to early termination by the supplemental interest trustee if at any time an "ADDITIONAL TERMINATION EVENT" under the Cap Contract occurs and is continuing with respect to the Counterparty, in each case in accordance with the provisions of the Cap
Contract:

          1. in the event that (i) the credit rating of the Counterparty (or any related guarantor) falls below an initial threshold level or a second, lower required ratings threshold level, each established by Moody's and S&P and specified in the Cap Contract and (ii) the Counterparty fails to take the actions required under the Cap Contract, which in some cases includes posting collateral under the Credit Support Annex, and

          2. in the event of a failure by the Counterparty to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, which continues unremedied for the time period provided in the Cap Contract, and the Counterparty fails to transfer the related contract at its sole cost and expense, in whole, but not in part, to a counterparty that (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any counterparty credit rating requirement set forth in the Cap Contract and (iii) is approved by the depositor and the rating agencies.

     If the Cap Contract is terminated early, the Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Counterparty will be paid to a replacement counterparty as consideration for entering into a replacement Cap Contract. In the event that no replacement counterparty can be procured, such termination payment will instead be paid to the supplemental interest trustee, and will be deposited by the supplemental interest trustee in the Cap Contract Reserve Fund and applied on future Distribution Dates as described above until the Cap Contract Termination Date.

     The significance percentage for the Cap Contract is less than 10%. The "SIGNIFICANCE PERCENTAGE" is the percentage that the significance estimate of each contract represents of the aggregate Class Certificate Balance of the offered certificates (other than the Class A-R Certificates). The "significance estimate" of each contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of each contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     The Counterparty is a Delaware corporation incorporated on May 23, 1995. In the course of conducting its business, the Counterparty trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. The Counterparty's headquarters are located at 55 East 52nd Street, New York, New York 10055. The Counterparty currently has a long-term counterparty credit rating of "AA-" and a short-term debt rating of "A-1+" from Standard & Poor's.

     The Counterparty is an indirect, wholly owned subsidiary of Swiss Reinsurance Company, a Swiss corporation. Swiss Reinsurance Company was founded in Zurich, Switzerland, in 1863 and since then has become one of the world's leading reinsurers. Swiss Reinsurance Company and its reinsurance subsidiaries have over 70 offices in more than 30 countries. Swiss Reinsurance Company's headquarters are located at Mythenquai 50/60, CH-8022, Zurich, Switzerland. On June 12, 2006, Swiss Reinsurance Company announced that it completed its acquisition of GE Insurance Solutions (excluding its US life and health business) from General Electric.

     Swiss Reinsurance Company (which, as noted above, is also the Guarantor) currently has (i) from Standard & Poor's: long-term counterparty credit, financial strength and senior unsecured debt ratings of "AA-" and a short-term counterparty credit rating of "A-1+," (ii) from Moody's: insurance financial strength and senior debt ratings of "Aa2" (negative outlook), and a short-term rating of "P-1" and (iii) from Fitch: insurer financial strength rating (Fitch initiated) and long-term issuer rating (Fitch initiated) of "AA-".

     Various regulatory authorities, including the U.S. Securities and Exchange Commission and State Attorneys General in the United States, including the New York State Attorney General's office, State Insurance Departments in the United States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance products. Swiss Reinsurance Company is among the companies that have received subpoenas to produce documents relating to "non-traditional" products as part of these investigations. Swiss Reinsurance Company has announced that it is cooperating fully with all requests for documents addressed to it. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as "non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Reinsurance Company is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments. Any of the foregoing could adversely affect its business, results of operations and financial condition.

     The information contained in the preceding four paragraphs has been provided by the Counterparty and Swiss Reinsurance Company for use in this free writing prospectus. Neither the Counterparty nor Swiss Reinsurance Company undertakes any obligation to update such information. The Counterparty and Swiss Reinsurance Company have not been involved in the preparation of, and do not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus other than the information contained in the preceding four paragraphs.

     The offered certificates do not represent an obligation of the Counterparty or the Guarantor. The holders of the offered certificates are not parties to or beneficiaries under the Cap Contract and will not have any right to proceed directly against the Counterparty in respect of its obligations under the Cap Contract.

     The Cap Contract and the Guaranty will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR AND ONE-YEAR LIBOR

     On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates and Variable Rate Certificates (each such date, an "INTEREST DETERMINATION DATE"), the trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") and one-year United States dollar deposits ("ONE-YEAR LIBOR") for such Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or such other service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee), One-Month LIBOR and One-Year LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month or one year, as applicable, that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month or one year, as applicable, in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates or all Variable Rate Certificates, as applicable, for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month or one year, as applicable, in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates or all Variable Rate Certificates, as applicable, for such Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "REFERENCE BANKS" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

          (1)  with an established place of business in London,

          (2)  which have been designated as such by the trustee and

          (3) which are not controlling, controlled by, or under common control with, the depositor, Countrywide Servicing or any successor master servicer.

     The establishment of One-Month LIBOR or One-Year LIBOR on each Interest Determination Date by the trustee and the trustee's calculation of the rate of interest applicable to the LIBOR Certificates and the Variable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

     The pooling and servicing agreement establishes an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the trustee on behalf of the holders of the offered certificates (other than the Class A-R Certificates). On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, to the extent that Excess Cashflow is available as described under "--Overcollateralization Provisions" above, the trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the offered certificates as described under "--Overcollateralization Provisions" above.

CAP CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the supplemental interest trustee to establish an account (the "CAP CONTRACT RESERVE FUND"), which will be held in trust in the Supplemental Interest Trust on behalf of the holders of the offered certificates (other than the Class A-R Certificates). On the closing date, the depositor will deposit, or cause to be deposited, $1,000 in the Cap Contract Reserve Fund. The Cap Contract Reserve Fund will not be an asset of the issuing entity or of any REMIC.

     On each Distribution Date, the trustee will deposit in the Cap Contract Reserve Fund any amounts received in respect of the Cap Contract for the related Accrual Period.

     On each Distribution Date, any amounts on deposit in the Cap Contract Reserve Fund will be distributed to the Variable Rate Certificates and the LIBOR Certificates, to the extent necessary and to the extent not previously distributed from Available Funds, in the following order:

          (1) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, any remaining unpaid Current Interest and Interest Carry Forward Amount for each such class;

          (2) to the class or classes of certificates then entitled to receive distributions in respect of principal, in an aggregate amount up to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of principal as described under " -- Principal - Distribution of Principal" above, payable in the amounts and priorities described in rules 1(A) and 1(B) thereunder;

          (3) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount up to the amount of any remaining Net Rate Carryover for each such class;

          (4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount up to the amount of any remaining Unpaid Realized Loss Amount for each such class; and

          (5) to Deutsche Bank Securities Inc.; provided, however, that prior to the Distribution Date in January 2017, any such remaining amount with respect to the Cap Contract shall instead be held in the Cap Contract Reserve Fund to be distributed on future Distribution Dates in accordance with these priorities.

APPLIED REALIZED LOSS AMOUNTS

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the offered certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-11, Class M-10, Class M-9, Class M-8, Class M-7 Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero, (i) if the aggregate Class Certificate Balance of the Group 1 Senior Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied, sequentially, to reduce the Class Certificate Balance of the Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, (ii) if the aggregate Class Certificate Balance of the Group 2 Senior Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied, sequentially, to reduce the Class Certificate Balance of the Class 2-A-2 and Class 2-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, and (iii) if the aggregate Class Certificate Balance of the Group 3 Senior Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3, the amount of such excess will be applied, sequentially, to reduce the Class Certificate Balance of the Class 3-A-2 and Class 3-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero. Any such reduction described in this paragraph is an "APPLIED REALIZED LOSS AMOUNT."

     Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of "Class Certificate Balance" above.

                                                                         Annex A

                                THE MORTGAGE POOL

          The following information sets forth certain characteristics of the Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the mortgage loans in Loan Group 1, Loan Group 2 and Loan Group 3 as of the cut-off date. The sum in any column of the following tables may not equal the indicated value due to rounding.

                                  LOAN GROUP 1

                            CURRENT MORTGAGE RATES(1)

                                                                                                                        WEIGHTED
                                                                                             WEIGHTED                    AVERAGE
                                                          PERCENT OF                          AVERAGE                   ORIGINAL
                           NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE       REMAINING TERM    WEIGHTED    LOAN-TO-
                            MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE    TO MATURITY   AVERAGE FICO   VALUE
CURRENT MORTGAGE RATE (%)    LOANS       OUTSTANDING     LOAN GROUP 1   OUTSTANDING($)       (MONTHS)     CREDIT SCORE  RATIO(%)
-------------------------  ---------  -----------------  ------------  -----------------  --------------  ------------  --------
4.625....................       1      $    456,799.96        0.28%         456,799.96          356            728        80.00
4.875....................       1           423,810.00        0.26          423,810.00          360            668        90.00
5.000....................       1           508,000.00        0.31          508,000.00          360            668        61.58
5.250....................       7         3,990,733.00        2.40          570,104.71          359            716        68.41
5.375....................       1           536,000.00        0.32          536,000.00          360            689        80.00
5.500....................       5         3,182,981.18        1.92          636,596.24          359            743        65.95
5.625....................       6         4,536,000.00        2.73          756,000.00          360            754        63.71
5.750....................      13        11,249,000.10        6.78          865,307.70          360            731        72.52
5.875....................      21        14,825,350.00        8.93          705,969.05          360            738        71.88
5.970....................       1           460,000.00        0.28          460,000.00          360            634        82.14
6.000....................      20        15,886,852.60        9.57          794,342.63          359            712        71.94
6.125....................      12         8,147,934.00        4.91          678,994.50          360            746        66.40
6.250....................      25        14,803,286.00        8.92          592,131.44          360            695        70.89
6.375....................      20        14,047,127.78        8.46          702,356.39          359            707        74.96
6.500....................      16         9,702,965.00        5.85          606,435.31          359            694        71.39
6.625....................      16         8,743,820.00        5.27          546,488.75          359            695        77.10
6.750....................      17        12,756,251.45        7.69          750,367.73          369            702        75.47
6.875....................      21        11,605,079.24        6.99          552,622.82          359            706        75.55
7.000....................       3         4,472,000.00        2.69        1,490,666.67          360            727        79.86
7.125....................       8         5,373,980.00        3.24          671,747.50          359            687        75.55
7.250....................       7         8,119,922.69        4.89        1,159,988.96          360            733        74.84
7.375....................       6         5,448,102.00        3.28          908,017.00          360            748        77.43
7.500....................       1         1,079,000.00        0.65        1,079,000.00          360            783        50.78

                                                                                                                        WEIGHTED
                                                                                             WEIGHTED                   AVERAGE
                                                          PERCENT OF                          AVERAGE                   ORIGINAL
                           NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE       REMAINING TERM    WEIGHTED    LOAN-TO-
                            MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE    TO MATURITY   AVERAGE FICO   VALUE
CURRENT MORTGAGE RATE (%)    LOANS       OUTSTANDING     LOAN GROUP 1   OUTSTANDING($)       (MONTHS)     CREDIT SCORE  RATIO(%)
-------------------------  ---------  -----------------  ------------  -----------------  --------------  ------------  --------
7.625....................       1           524,672.00        0.32          524,672.00          360            757        80.00
7.750....................       4         2,647,120.00        1.59          661,780.00          359            699        80.00
7.875....................       1           459,000.00        0.28          459,000.00          360            759        90.00
8.500....................       1         2,000,000.00        1.20        2,000,000.00          360            641        65.57
                              ---      ---------------      ------
                              236      $165,985,787.00      100.00%
   TOTAL.................     ===      ===============      ======

----------
(1) Each lender acquired mortgage insurance mortgage loan is shown in the preceding table at the current mortgage rate net of the interest premium charged by the related lender. As of the cut-off date, the weighted average current mortgage rate of the group 1 mortgage loans (as so adjusted) was approximately 6.411% per annum. Without the adjustment, the weighted average current mortgage rate of the group 1 mortgage loans was approximately 6.412% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                       WEIGHTED             WEIGHTED
                                                                                            WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                               PERCENT OF       AVERAGE      AVERAGE  REMAINING   AVERAGE   ORIGINAL
RANGE OF CURRENT                NUMBER OF      AGGREGATE        MORTGAGE       PRINCIPAL     CURRENT   TERM TO     FICO     LOAN-TO-
MORTGAGE LOAN                    MORTGAGE  PRINCIPAL BALANCE    LOANS IN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
PRINCIPAL BALANCES ($)            LOANS       OUTSTANDING     LOAN GROUP 1  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE    RATIO(%)
------------------------------  ---------  -----------------  ------------  --------------  --------  ---------  --------  ---------
400,000.01 - 450,000.00.......      31      $ 13,503,063.99        8.14%       435,582.71     6.402      364        703      76.70
450,000.01 - 500,000.00.......      61        29,109,045.24       17.54        477,197.46     6.272      360        712      73.44
500,000.01 - 550,000.00.......      32        16,710,913.25       10.07        522,216.04     6.457      359        698      76.75
550,000.01 - 600,000.00.......      30        17,515,696.45       10.55        583,856.55     6.409      363        723      75.21
600,000.01 - 650,000.00.......      17        10,826,903.61        6.52        636,876.68     6.278      359        705      73.95
650,000.01 - 700,000.00.......       4         2,704,780.00        1.63        676,195.00     5.887      359        730      65.54
700,000.01 - 750,000.00.......       8         5,784,537.00        3.48        723,067.13     6.454      359        699      74.85
750,000.01 -  1,000,000.00....      27        24,988,300.00       15.05        925,492.59     6.274      359        713      69.40
1,000,000.01 - 1,500,000.00...      12        14,753,769.68        8.89      1,229,480.81     6.534      360        709      72.46
1,500,000.01 - 2,000,000.00...       7        13,341,777.78        8.04      1,905,968.25     7.029      360        711      72.68
2,000,000.01 and Above........       7        16,747,000.00       10.09      2,392,428.57     6.382      360        763      68.61
                                   ---      ---------------      ------
   TOTAL......................     236      $165,985,787.00      100.00%
                                   ===      ===============      ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the group 1 mortgage loans was approximately $703,330.

                              FICO CREDIT SCORES(1)

                                                                                                     WEIGHTED            WEIGHTED
                                                                                          WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                             PERCENT OF      AVERAGE       AVERAGE  REMAINING   AVERAGE  ORIGINAL
                             NUMBER OF       AGGREGATE        MORTGAGE      PRINCIPAL     CURRENT    TERM TO     FICO    LOAN-TO-
                              MORTGAGE   PRINCIPAL BALANCE    LOANS IN       BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
RANGE OF FICO CREDIT SCORES    LOANS        OUTSTANDING     LOAN GROUP 1  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
---------------------------  ---------  ------------------  ------------  --------------  --------  ---------  --------  --------
659 or Less................      37       $ 23,822,227.77       14.35%      643,843.99      6.500      360        638      71.59
660-679....................      34         22,219,853.00       13.39       653,525.09      6.456      360        668      75.22
680-699....................      38         23,792,679.60       14.33       626,123.15      6.303      360        688      76.80
700-719....................      30         23,384,549.78       14.09       779,484.99      6.606      359        709      74.70
720 or Greater.............      97         72,766,476.85       43.84       750,169.86      6.343      361        766      70.85
                                ---       ---------------      ------
   TOTAL...................     236       $165,985,787.00      100.00%
                                ===       ===============      ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the group 1 mortgage loans was approximately 715.

                             DOCUMENTATION PROGRAMS

                                                                                                      WEIGHTED            WEIGHTED
                                                                                           WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                              PERCENT OF      AVERAGE       AVERAGE  REMAINING   AVERAGE  ORIGINAL
                               NUMBER OF      AGGREGATE        MORTGAGE      PRINCIPAL      CURRENT   TERM TO     FICO    LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE    LOANS IN       BALANCE      MORTGAGE  MATURITY    CREDIT     VALUE
DOCUMENTATION PROGRAMS           LOANS       OUTSTANDING     LOAN GROUP 1  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
-----------------------------  ---------  -----------------  ------------  --------------  --------  ---------  --------  --------
Alternative..................      10      $  6,418,100.00        3.87%      641,810.00      6.067      360        670      77.13
CLUES Plus...................       3         1,618,000.00        0.97       539,333.33      6.181      359        629      74.30
Full.........................      18        16,324,893.68        9.84       906,938.54      6.024      360        722      69.85
No Ratio.....................      15         7,933,226.53        4.78       528,881.77      6.418      359        735      75.81
No Income/No Asset...........       8         4,053,878.45        2.44       506,734.81      6.814      375        726      71.39
Preferred....................       3         1,970,000.00        1.19       656,666.67      5.996      360        766      63.34
Reduced......................     169       120,319,960.56       72.49       711,952.43      6.456      360        715      73.08
Stated Income/Stated Asset...      10         7,347,727.78        4.43       734,772.78      6.779      358        722      73.73
                                  ---      ---------------      ------
   TOTAL.....................     236      $165,985,787.00      100.00%
                                  ===      ===============      ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                       WEIGHTED            WEIGHTED
                                                             PERCENT OF                     WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                              MORTGAGE                       AVERAGE  REMAINING   AVERAGE  ORIGINAL
RANGE OF                       NUMBER OF      AGGREGATE       LOANS IN        AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
ORIGINAL LOAN-TO-VALUE RATIOS   MORTGAGE  PRINCIPAL BALANCE     LOAN     PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
(%)                              LOANS       OUTSTANDING       GROUP 1     OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
-----------------------------  ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
50.00 or Less................       6      $  4,134,000.00       2.49%        689,000.00      6.071      360        693      38.02
50.01 to 55.00...............       4         2,977,000.00       1.79         744,250.00      6.328      360        778      52.15
55.01 to 60.00...............      13        11,631,500.00       7.01         894,730.77      5.938      359        771      58.35
60.01 to 65.00...............      16        12,541,606.18       7.56         783,850.39      6.418      359        715      63.54
65.01 to 70.00...............      31        26,493,026.49      15.96         854,613.76      6.410      362        715      69.04
70.01 to 75.00...............      32        23,938,199.79      14.42         748,068.74      6.333      360        703      73.86
75.01 to 80.00...............     130        82,481,144.54      49.69         634,470.34      6.524      360        711      79.56
80.01 to 85.00...............       1           460,000.00       0.28         460,000.00      6.250      360        634      82.14
85.01 to 90.00...............       2           882,810.00       0.53         441,405.00      6.435      360        715      90.00
90.01 to 95.00...............       1           446,500.00       0.27         446,500.00      6.000      360        657      92.63
                                  ---      ---------------     ------
   TOTAL.....................     236      $165,985,787.00     100.00%
                                  ===      ===============     ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the group 1 mortgage loans was approximately 72.94%.

(2) Does not take into account any secondary financing on the group 1 mortgage loans that may exist at the time of origination.

                  COMBINED ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                    WEIGHTED            WEIGHTED
                                                          PERCENT OF                     WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                           MORTGAGE                       AVERAGE  REMAINING   AVERAGE  ORIGINAL
RANGE OF                    NUMBER OF      AGGREGATE       LOANS IN        AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
COMBINED ORIGINAL LOAN-TO-   MORTGAGE  PRINCIPAL BALANCE     LOAN     PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
VALUE RATIOS (%)              LOANS       OUTSTANDING       GROUP 1     OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
--------------------------  ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
50.00 or Less.............       6      $  4,134,000.00       2.49%       689,000.00       6.071      360        693      38.02
50.01 to 55.00............       4         2,977,000.00       1.79        744,250.00       6.328      360        778      52.15
55.01 to 60.00............      11         9,165,000.00       5.52        833,181.82       5.892      359        774      58.62
60.01 to 65.00............      15        11,907,906.18       7.17        793,860.41       6.413      359        715      63.46
65.01 to 70.00............      26        22,560,524.49      13.59        867,712.48       6.338      362        723      69.20
70.01 to 75.00............      23        16,309,780.10       9.83        709,120.87       6.243      360        703      73.68
75.01 to 80.00............      52        37,995,986.69      22.89        730,692.05       6.454      360        708      77.85
80.01 to 85.00............      11         8,537,502.69       5.14        776,136.61       6.632      360        683      72.57
85.01 to 90.00............      31        20,544,948.00      12.38        662,740.26       6.567      360        706      79.62
90.01 to 95.00............      13         6,833,604.00       4.12        525,661.85       6.273      359        690      79.80
95.01 to 100.00...........      44        25,019,534.85      15.07        568,625.79       6.616      361        729      79.10
                               ---      ---------------     ------
   TOTAL..................     236      $165,985,787.00     100.00%
                               ===      ===============     ======

----------
(1) As of the cut-off date, the weighted average combined original Loan-to-Value Ratio of the group 1 mortgage loans was approximately 78.85%.

(2) Does not take into account any secondary financing on the group 1 mortgage loans that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                  WEIGHTED            WEIGHTED
                                                        PERCENT OF                     WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                         MORTGAGE                       AVERAGE  REMAINING   AVERAGE  ORIGINAL
                          NUMBER OF      AGGREGATE       LOANS IN        AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
                           MORTGAGE  PRINCIPAL BALANCE     LOAN     PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
GEOGRAPHIC AREA             LOANS       OUTSTANDING       GROUP 1     OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
------------------------  ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
California..............     144      $ 96,095,933.37      57.89%        667,332.87      6.320      360        717      72.91
Florida.................      13        11,278,486.00       6.79         867,575.85      6.670      360        718      76.14
New Jersey..............      10        10,380,534.00       6.25       1,038,053.40      6.237      360        744      69.63
Virginia................      11         6,997,314.00       4.22         636,119.45      6.233      360        711      71.51
Arizona.................       7         6,903,398.00       4.16         986,199.71      6.531      359        762      73.08
Illinois................       7         6,682,500.00       4.03         954,642.86      7.149      360        682      74.02
Washington..............       8         4,728,800.00       2.85         591,100.00      6.468      360        704      80.00
Other...................      36        22,918,821.63      13.81         636,633.93      6.540      362        694      71.57
                             ---      ---------------     ------
   TOTAL................     236      $165,985,787.00     100.00%
                             ===      ===============     ======

----------
(1) The Other row in the preceding table includes seventeen other states and the District of Columbia with under 2% concentration individually. As of the cut-off date, no more than approximately 2.793% of the group 1 mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                  WEIGHTED            WEIGHTED
                                                        PERCENT OF                     WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                         MORTGAGE                       AVERAGE  REMAINING   AVERAGE  ORIGINAL
                          NUMBER OF      AGGREGATE       LOANS IN        AVERAGE        CURRENT   TERM TO     FICO    LOAN-TO-
                           MORTGAGE  PRINCIPAL BALANCE     LOAN     PRINCIPAL BALANCE  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                LOANS       OUTSTANDING       GROUP 1     OUTSTANDING($)    RATE(%)   (MONTHS)    SCORE   RATIO(%)
------------------------  ---------  -----------------  ----------  -----------------  --------  ---------  --------  --------
Purchase................      94      $ 66,728,721.68      40.20%       709,880.02       6.466      361        735      75.74
Refinance (rate/term)...      56        40,125,205.00      24.17        716,521.52       6.371      360        701      73.74
Refinance (cash-out)....      86        59,131,860.32      35.62        687,579.77       6.378      360        703      69.22
                             ---      ---------------     ------
   TOTAL................     236      $165,985,787.00     100.00%
                             ===      ===============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                      WEIGHTED              WEIGHTED
                                                            PERCENT OF                    WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                             AGGREGATE       MORTGAGE        AVERAGE       AVERAGE   REMAINING    AVERAGE   ORIGINAL
                              NUMBER OF      PRINCIPAL       LOANS IN       PRINCIPAL      CURRENT    TERM TO      FICO     LOAN-TO-
                               MORTGAGE       BALANCE          LOAN          BALANCE      MORTGAGE    MATURITY    CREDIT      VALUE
PROPERTY TYPE                   LOANS       OUTSTANDING       GROUP 1    OUTSTANDING($)    RATE(%)    (MONTHS)     SCORE    RATIO(%)
---------------------------   ---------   ---------------   ----------   --------------   --------   ---------   --------   --------
2 to 4 Family Residence....        2      $  1,472,000.00       0.89%      736,000.00       7.153       360         690       76.52
Condominium................       28        17,599,004.58      10.60       628,535.88       6.315       359         724       73.42
Planned Unit Development...       40        30,388,271.55      18.31       759,706.79       6.325       362         728       71.86
Single Family Residence....      166       116,526,510.87      70.20       701,966.93       6.440       360         711       73.10
                                 ---      ---------------     ------
   TOTAL...................      236      $165,985,787.00     100.00%
                                 ===      ===============     ======

                               OCCUPANCY TYPES(1)

                                                                                                      WEIGHTED              WEIGHTED
                                                            PERCENT OF                    WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                             AGGREGATE       MORTGAGE        AVERAGE       AVERAGE   REMAINING    AVERAGE   ORIGINAL
                              NUMBER OF      PRINCIPAL       LOANS IN       PRINCIPAL      CURRENT    TERM TO      FICO     LOAN-TO-
                               MORTGAGE       BALANCE          LOAN          BALANCE      MORTGAGE    MATURITY    CREDIT      VALUE
OCCUPANCY TYPE                  LOANS       OUTSTANDING       GROUP 1    OUTSTANDING($)    RATE(%)    (MONTHS)     SCORE    RATIO(%)
---------------------------   ---------   ---------------   ----------   --------------   --------   ---------   --------   --------
Primary Residence..........      200      $134,556,100.96      81.06%      672,780.50       6.377       360         709       73.80
Investment Property........       23        18,486,798.04      11.14       803,773.83       6.607       359         737       69.96
Secondary Residence........       13        12,942,888.00       7.80       995,606.77       6.497       360         750       68.17
                                 ---      ---------------     ------
   TOTAL...................      236      $165,985,787.00     100.00%
                                 ===      ===============     ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                                    WEIGHTED
                                                                                          WEIGHTED                   AVERAGE
                                                        PERCENT OF                         AVERAGE                  ORIGINAL
                       NUMBER OF       AGGREGATE         MORTGAGE          AVERAGE         CURRENT     WEIGHTED     LOAN-TO-
REMAINING TERM          MORTGAGE   PRINCIPAL BALANCE     LOANS IN     PRINCIPAL BALANCE   MORTGAGE   AVERAGE FICO     VALUE
TO MATURITY (MONTHS)     LOANS        OUTSTANDING      LOAN GROUP 1     OUTSTANDING($)     RATE(%)   CREDIT SCORE   RATIO(%)
--------------------   ---------   -----------------   ------------   -----------------   --------   ------------   --------
355.................        1       $    504,000.00         0.30%         504,000.00        7.750         643         80.00
356.................        1            456,799.96         0.28          456,799.96        4.625         728         80.00
357.................        6          5,311,477.78         3.20          885,246.30        6.630         716         70.37
358.................       19         11,814,335.67         7.12          621,807.14        6.625         724         75.75
359.................       58         37,539,951.14        22.62          647,240.54        6.247         734         71.91
360.................      149        109,348,046.00        65.88          733,879.50        6.433         708         73.03
474.................        1            571,176.45         0.34          571,176.45        6.750         777         70.00
480.................        1            440,000.00         0.27          440,000.00        6.750         746         80.00
                          ---       ---------------       ------
   TOTAL............      236       $165,985,787.00       100.00%
                          ===       ===============       ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the group 1 mortgage loans was approximately 360 months.

                                  LOAN PROGRAMS

                                                                                               WEIGHTED              WEIGHTED
                                                     PERCENT OF                    WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                      AGGREGATE       MORTGAGE        AVERAGE       AVERAGE   REMAINING    AVERAGE   ORIGINAL
                       NUMBER OF      PRINCIPAL       LOANS IN       PRINCIPAL      CURRENT    TERM TO      FICO     LOAN-TO-
                        MORTGAGE       BALANCE          LOAN          BALANCE      MORTGAGE    MATURITY    CREDIT      VALUE
LOAN PROGRAM             LOANS       OUTSTANDING       GROUP 1    OUTSTANDING($)    RATE(%)    (MONTHS)     SCORE    RATIO(%)
--------------------   ---------   ---------------   ----------   --------------   --------   ---------   --------   --------
One-Year LIBOR......      177      $128,183,636.78      77.23%      724,201.34       6.382       360         712       72.31
Six-Month LIBOR.....       59        37,802,150.22      22.77       640,714.41       6.514       362         725       75.05
                          ---      ---------------     ------
   TOTAL............      236      $165,985,787.00     100.00%
                          ===      ===============     ======

                                GROSS MARGINS(1)

                                                                                                  WEIGHTED              WEIGHTED
                                                        PERCENT OF                    WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                         AGGREGATE       MORTGAGE        AVERAGE       AVERAGE   REMAINING    AVERAGE   ORIGINAL
                          NUMBER OF      PRINCIPAL       LOANS IN       PRINCIPAL      CURRENT    TERM TO      FICO     LOAN-TO-
                           MORTGAGE       BALANCE          LOAN          BALANCE      MORTGAGE    MATURITY    CREDIT      VALUE
GROSS MARGIN (%)            LOANS       OUTSTANDING       GROUP 1    OUTSTANDING($)    RATE(%)    (MONTHS)     SCORE    RATIO(%)
-----------------------   ---------   ---------------   ----------   --------------   --------   ---------   --------   --------
2.250..................      231      $163,573,485.00      98.55%      708,110.32       6.406       360         716       72.87
2.750..................        3         1,457,502.00       0.88       485,834.00       6.763       359         696       76.13
3.250..................        1           521,200.00       0.31       521,200.00       7.125       358         621       79.99
3.500..................        1           433,600.00       0.26       433,600.00       6.750       359         757       80.00
                             ---      ---------------     ------
   TOTAL...............      236      $165,985,787.00     100.00%
                             ===      ===============     ======

----------
(1) As of the cut-off date, the weighted average gross margin of the group 1 mortgage loans was approximately 2.261%.

                          INITIAL RATE ADJUSTMENT DATES

                                                                                                  WEIGHTED              WEIGHTED
                                                        PERCENT OF                    WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                         AGGREGATE       MORTGAGE        AVERAGE       AVERAGE   REMAINING    AVERAGE   ORIGINAL
                          NUMBER OF      PRINCIPAL       LOANS IN       PRINCIPAL      CURRENT    TERM TO      FICO     LOAN-TO-
INITIAL RATE ADJUSTMENT    MORTGAGE       BALANCE          LOAN          BALANCE      MORTGAGE    MATURITY    CREDIT      VALUE
DATE                        LOANS       OUTSTANDING       GROUP 1    OUTSTANDING($)    RATE(%)    (MONTHS)     SCORE    RATIO(%)
-----------------------   ---------   ---------------   ----------   --------------   --------   ---------   --------   --------
August 1, 2011.........        1      $    571,176.45       0.34%      571,176.45       6.750       474         777       70.00
September 1, 2011......        1           504,000.00       0.30       504,000.00       7.750       355         643       80.00
October 1, 2011........        1           456,799.96       0.28       456,799.96       4.625       356         728       80.00
November 1, 2011.......        6         5,311,477.78       3.20       885,246.30       6.630       357         716       70.37
December 1, 2011.......       19        11,814,335.67       7.12       621,807.14       6.625       358         724       75.75
January 1, 2012........       58        37,539,951.14      22.62       647,240.54       6.247       359         734       71.91
February 1, 2012.......      149       108,800,046.00      65.55       730,201.65       6.435       360         707       73.00
March 1, 2012..........        1           988,000.00       0.60       988,000.00       6.375       360         780       80.00
                             ---      ---------------     ------
   TOTAL...............      236      $165,985,787.00     100.00%
                             ===      ===============     ======

                     MONTHS TO INITIAL RATE ADJUSTMENT DATE

                                                                                             WEIGHTED               WEIGHTED
                                                                                  WEIGHTED    AVERAGE                 AVERAGE
                                      AGGREGATE      PERCENT OF      AVERAGE      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
RANGE OF NUMBER OF      NUMBER OF     PRINCIPAL       MORTGAGE      PRINCIPAL     CURRENT    TERM TO     AVERAGE    LOAN-TO-
MONTHS TO INITIAL RATE   MORTGAGE      BALANCE        LOANS IN       BALANCE      MORTGAGE   MATURITY  FICO CREDIT    VALUE
ADJUSTMENT DATE           LOANS      OUTSTANDING    LOAN GROUP 1  OUTSTANDING($)  RATE(%)    (MONTHS)     SCORE     RATIO(%)
----------------------  ---------  ---------------  ------------  --------------  --------  ---------  -----------  ---------
0 - 60................     235     $164,997,787.00      99.40%      702,118.24      6.412      360         715        72.89
61 - 79...............       1          988,000.00       0.60       988,000.00      6.375      360         780        80.00
                           ---     ---------------     ------
   TOTAL..............     236     $165,985,787.00     100.00%
                           ===     ===============     ======

                            INITIAL PERIODIC RATE CAP

                                                                                             WEIGHTED               WEIGHTED
                                                                                  WEIGHTED   AVERAGE                 AVERAGE
                                      AGGREGATE      PERCENT OF      AVERAGE      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                        NUMBER OF     PRINCIPAL       MORTGAGE      PRINCIPAL     CURRENT    TERM TO     AVERAGE    LOAN-TO-
Initial Periodic Rate    MORTGAGE      BALANCE        LOANS IN       BALANCE      MORTGAGE   MATURITY  FICO CREDIT    VALUE
Cap (%)                   LOANS      OUTSTANDING    LOAN GROUP 1  OUTSTANDING($)  RATE(%)    (MONTHS)     SCORE     RATIO(%)
----------------------  ---------  ---------------  ------------  --------------  --------  ---------  -----------  ---------
5.000.................     186     $134,775,810.97      81.20%      724,601.13      6.391      360         713        72.24
6.000.................      50       31,209,976.03      18.80       624,199.52      6.504      361         723        75.92
                           ---     ---------------     ------
   TOTAL..............     236     $165,985,787.00     100.00%
                           ===     ===============     ======

                          SUBSEQUENT PERIODIC RATE CAP

                                                                                             WEIGHTED               WEIGHTED
                                                                                  WEIGHTED   AVERAGE                 AVERAGE
                                      AGGREGATE      PERCENT OF      AVERAGE      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                        NUMBER OF     PRINCIPAL       MORTGAGE      PRINCIPAL     CURRENT    TERM TO     AVERAGE    LOAN-TO-
SUBSEQUENT PERIODIC      MORTGAGE      BALANCE        LOANS IN       BALANCE      MORTGAGE   MATURITY  FICO CREDIT    VALUE
RATE CAP (%)              LOANS      OUTSTANDING    LOAN GROUP 1  OUTSTANDING($)  RATE(%)    (MONTHS)     SCORE     RATIO(%)
----------------------  ---------  ---------------  ------------  --------------  --------  ---------  -----------  ---------
1.000.................       8     $  6,062,174.19       3.65%      757,771.77      6.590      368         734        71.03
2.000.................     228      159,923,612.81      96.35       701,419.35      6.405      360         715        73.01
                           ---     ---------------     ------
   TOTAL..............     236     $165,985,787.00     100.00%
                           ===     ===============     ======

                            MAXIMUM MORTGAGE RATES(1)

                                                                                             WEIGHTED               WEIGHTED
                                                                                  WEIGHTED   AVERAGE                 AVERAGE
                                      AGGREGATE      PERCENT OF      AVERAGE      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                        NUMBER OF     PRINCIPAL       MORTGAGE      PRINCIPAL     CURRENT    TERM TO     AVERAGE    LOAN-TO-
MAXIMUM MORTGAGE         MORTGAGE      BALANCE        LOANS IN       BALANCE      MORTGAGE   MATURITY  FICO CREDIT    VALUE
RATE (%)                  LOANS      OUTSTANDING    LOAN GROUP 1  OUTSTANDING($)  RATE(%)    (MONTHS)     SCORE     RATIO(%)
----------------------  ---------  ---------------  ------------  --------------  --------  ---------  -----------  ---------
9.625.................       1     $    456,799.96       0.28%       456,799.96     4.625      356         728        80.00
9.875.................       1          423,810.00       0.26        423,810.00     4.875      360         668        90.00
10.000................       1          508,000.00       0.31        508,000.00     5.000      360         668        61.58
10.250................       6        3,390,733.00       2.04        565,122.17     5.250      359         708        66.36
10.375................       1          536,000.00       0.32        536,000.00     5.375      360         689        80.00
10.500................       4        2,737,981.18       1.65        684,495.30     5.500      359         737        63.76
10.625................       5        3,536,000.00       2.13        707,200.00     5.625      360         738        65.09
10.750................      12       10,773,260.10       6.49        897,771.68     5.750      360         732        72.19
10.875................      19       13,841,350.00       8.34        728,492.11     5.875      360         738        71.48
11.000................      15       11,250,452.92       6.78        750,030.19     6.000      360         716        70.91
11.125................      10        6,932,046.00       4.18        693,204.60     6.125      360         742        65.63
11.250................      26       15,323,293.00       9.23        589,357.42     6.211      360         697        71.26
11.375................      16       10,927,377.78       6.58        682,961.11     6.375      359         701        75.28
11.500................      15        8,910,965.00       5.37        594,064.33     6.450      359         695        71.22
11.625................      11        6,550,420.00       3.95        595,492.73     6.472      360         701        74.26
11.750................      11        8,950,641.45       5.39        813,694.68     6.697      367         691        74.21
11.875................      13        7,607,128.58       4.58        585,163.74     6.746      359         707        73.06
12.000................       7        8,536,399.68       5.14      1,219,485.67     6.457      360         717        76.98
12.125................       7        4,531,868.00       2.73        647,409.71     6.857      360         703        73.93
12.250................       7        8,022,913.00       4.83      1,146,130.43     7.183      360         729        75.17

                                                                                             WEIGHTED               WEIGHTED
                                                                                  WEIGHTED   AVERAGE                 AVERAGE
                                      AGGREGATE      PERCENT OF      AVERAGE      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                        NUMBER OF     PRINCIPAL       MORTGAGE      PRINCIPAL     CURRENT    TERM TO     AVERAGE    LOAN-TO-
MAXIMUM MORTGAGE         MORTGAGE      BALANCE        LOANS IN       BALANCE      MORTGAGE   MATURITY  FICO CREDIT    VALUE
RATE (%)                  LOANS      OUTSTANDING    LOAN GROUP 1  OUTSTANDING($)  RATE(%)    (MONTHS)     SCORE     RATIO(%)
----------------------  ---------  ---------------  ------------  --------------  --------  ---------  -----------  ---------
12.375................       8        7,335,350.00       4.42        916,918.75     6.950      359         745        77.37
12.500................       3        2,316,000.00       1.40        772,000.00     6.966      360         751        63.99
12.625................       7        3,718,072.00       2.24        531,153.14     6.766      359         724        77.58
12.750................      11        6,928,470.00       4.17        629,860.91     7.132      366         715        79.13
12.875................      11        5,440,950.66       3.28        494,631.88     6.959      359         717        80.62
13.000................       1          572,000.00       0.34        572,000.00     7.000      360         673        78.90
13.125................       3        2,058,000.00       1.24        686,000.00     7.125      358         703        76.31
13.250................       1          637,002.69       0.38        637,002.69     7.250      359         734        75.00
13.375................       2        1,232,502.00       0.74        616,251.00     7.375      359         725        68.66
13.500................       1        2,000,000.00       1.20      2,000,000.00     8.500      360         641        65.57
                           ---     ---------------     ------
   TOTAL..............     236     $165,985,787.00     100.00%
                           ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the group 1 mortgage loans was approximately 11.600% per annum.

                            MINIMUM MORTGAGE RATES(1)

                                                                                             WEIGHTED               WEIGHTED
                                                                                  WEIGHTED   AVERAGE                 AVERAGE
                                      AGGREGATE      PERCENT OF      AVERAGE      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                        NUMBER OF     PRINCIPAL       MORTGAGE      PRINCIPAL     CURRENT    TERM TO     AVERAGE    LOAN-TO-
MINIMUM MORTGAGE         MORTGAGE      BALANCE        LOANS IN       BALANCE      MORTGAGE   MATURITY  FICO CREDIT    VALUE
RATE (%)                  LOANS      OUTSTANDING    LOAN GROUP 1  OUTSTANDING($)  RATE(%)    (MONTHS)     SCORE     RATIO(%)
----------------------  ---------  ---------------  ------------  --------------  --------  ---------  -----------  ---------
2.250.................     229     $162,450,365.00      97.87%      709,390.24      6.396      360        715         72.82
2.750.................       5        2,580,622.00       1.55       516,124.40      7.192      359        723         77.81
3.250.................       1          521,200.00       0.31       521,200.00      7.125      358        621         79.99
3.500.................       1          433,600.00       0.26       433,600.00      6.750      359        757         80.00
                           ---     ---------------     ------
   TOTAL..............     236     $165,985,787.00     100.00%
                           ===     ===============     ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the group 1 mortgage loans was approximately 2.264% per annum.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                WEIGHTED                 WEIGHTED
                                                                        AVERAGE     WEIGHTED     AVERAGE                 AVERAGE
                                                       PERCENT OF       PRINCIPAL    AVERAGE   REMAINING     WEIGHTED    ORIGINAL
                       NUMBER OF       AGGREGATE         MORTGAGE       BALANCE      CURRENT    TERM TO      AVERAGE     LOAN-TO-
INTEREST-ONLY PERIOD    MORTGAGE   PRINCIPAL BALANCE     LOANS IN     OUTSTANDING   MORTGAGE    MATURITY   FICO CREDIT     VALUE
(MONTHS)                 LOANS        OUTSTANDING      LOAN GROUP 1       ($)        RATE(%)    (MONTHS)      SCORE      RATIO(%)
--------------------   ---------   -----------------   ------------   -----------   --------   ---------   -----------   --------
0...................       17       $ 11,496,559.37         6.93%      676,268.20     6.373       369          727         72.31
60..................       35         20,411,322.10        12.30       583,180.63     6.116       359          708         69.62
120.................      184        134,077,905.53        80.78       728,684.27     6.460       360          715         73.49
                          ---       ---------------       ------
   TOTAL............      236       $165,985,787.00       100.00%
                          ===       ===============       ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                WEIGHTED                 WEIGHTED
                                                                        AVERAGE     WEIGHTED     AVERAGE                  AVERAGE
                                                        PERCENT OF     PRINCIPAL     AVERAGE   REMAINING     WEIGHTED    ORIGINAL
                       NUMBER OF      AGGREGATE          MORTGAGE       BALANCE      CURRENT    TERM TO      AVERAGE     LOAN-TO-
PREPAYMENT CHARGE       MORTGAGE   PRINCIPAL BALANCE      LOANS IN    OUTSTANDING   MORTGAGE    MATURITY   FICO CREDIT     VALUE
PERIOD (MONTHS)          LOANS       OUTSTANDING       LOAN GROUP 1       ($)        RATE(%)    (MONTHS)       SCORE     RATIO(%)
--------------------   ---------   -----------------   ------------   -----------   --------   ---------   -----------   --------
0...................      138       $ 96,146,534.19        57.92%      696,714.02     6.371          360       720          71.31
6...................        1            633,700.00         0.38       633,700.00     6.500          357       726          64.99
12..................       50         37,741,987.99        22.74       754,839.76     6.431          360       710          73.67
24..................        1            571,176.45         0.34       571,176.45     6.750          474       777          70.00
36..................       30         20,012,097.37        12.06       667,069.91     6.587          359       709          77.01
60..................       16         10,880,291.00         6.55       680,018.19     6.362          360       701          77.86
                          ---       ---------------       ------
   TOTAL............      236       $165,985,787.00       100.00%
                          ===       ===============       ======

                                  LOAN GROUP 2

                            CURRENT MORTGAGE RATES(1)

                                                                                             WEIGHTED                  WEIGHTED
                                                                                             AVERAGE                    AVERAGE
                                                             PERCENT OF       AVERAGE       REMAINING     WEIGHTED     ORIGINAL
                            NUMBER OF       AGGREGATE         MORTGAGE       PRINCIPAL       TERM TO       AVERAGE     LOAN-TO-
                             MORTGAGE   PRINCIPAL BALANCE     LOANS IN        BALANCE        MATURITY       FICO         VALUE
CURRENT MORTGAGE RATE (%)     LOANS        OUTSTANDING      LOAN GROUP 2   OUTSTANDING($)    (MONTHS)   CREDIT SCORE   RATIO(%)
-------------------------   ---------   -----------------   ------------   --------------   ---------   ------------   --------
4.875....................       2        $  1,144,000.00        0.17%         572,000.00       360           777         80.00
5.000....................       5           3,312,811.01        0.50          662,562.20       375           732         76.19
5.125....................       4           4,139,000.00        0.63        1,034,750.00       360           726         78.79
5.250....................      10           7,414,322.00        1.13          741,432.20       360           757         77.50
5.375....................       5           4,069,092.00        0.62          813,818.40       359           750         76.38
5.500....................      14           8,329,345.54        1.27          594,953.25       360           743         75.16
5.625....................      18          11,903,360.00        1.81          661,297.78       360           726         68.00
5.750....................      34          24,117,811.00        3.67          709,347.38       360           738         71.69
5.795....................       1             454,500.00        0.07          454,500.00       360           698         90.00
5.875....................      84          64,503,456.65        9.81          767,898.29       359           739         70.60
6.000....................      78          56,114,319.46        8.53          719,414.35       360           726         71.81
6.125....................      71          49,885,119.44        7.59          702,607.32       360           728         69.59
6.250....................     114          90,138,255.44       13.71          790,686.45       361           732         69.44
6.375....................      96          67,661,783.03       10.29          704,810.24       360           722         72.21
6.500....................      90          67,494,607.57       10.26          749,940.08       359           713         72.97
6.625....................      55          42,257,121.99        6.43          768,311.31       359           714         72.51
6.750....................      51          39,050,224.29        5.94          765,690.67       359           713         76.56
6.760....................       1             513,000.00        0.08          513,000.00       360           652         90.00
6.875....................      56          45,794,621.47        6.96          817,761.10       360           706         73.04
6.990....................       1             642,956.72        0.10          642,956.72       354           770         80.00
6.999....................       1             580,000.00        0.09          580,000.00       359           712         80.00
7.000....................      18          14,105,164.00        2.15          783,620.22       364           710         74.39
7.125....................      13          10,998,380.00        1.67          846,029.23       359           720         78.38
7.250....................      10           9,059,643.00        1.38          905,964.30       358           702         74.33
7.375....................       8           8,167,339.99        1.24        1,020,917.50       360           726         77.79
7.500....................       5           4,850,998.00        0.74          970,199.60       359           701         73.05
7.625....................       3           1,672,500.00        0.25          557,500.00       360           696         76.67
7.750....................       8           5,438,300.00        0.83          679,787.50       360           696         78.48
7.875....................      10           6,210,014.61        0.94          621,001.46       360           677         79.21
7.880....................       1              80,444.89        0.01           80,444.89       354           703         95.00
8.000....................       2           1,472,000.00        0.22          736,000.00       360           708         80.00
8.125....................       3           2,067,270.00        0.31          689,090.00       360           728         69.75

                                                                                             WEIGHTED                  WEIGHTED
                                                                                             AVERAGE                    AVERAGE
                                                             PERCENT OF       AVERAGE       REMAINING     WEIGHTED     ORIGINAL
                            NUMBER OF       AGGREGATE         MORTGAGE       PRINCIPAL       TERM TO       AVERAGE     LOAN-TO-
                             MORTGAGE   PRINCIPAL BALANCE     LOANS IN        BALANCE        MATURITY       FICO         VALUE
CURRENT MORTGAGE RATE (%)     LOANS        OUTSTANDING      LOAN GROUP 2   OUTSTANDING($)    (MONTHS)   CREDIT SCORE   RATIO(%)
-------------------------   ---------   -----------------   ------------   --------------   ---------   ------------   --------
8.250....................        2          1,041,000.00         0.16         520,500.00       360           651         75.49
8.500....................        2          1,113,907.00         0.17         556,953.50       359           668         80.00
8.625....................        3          1,135,272.33         0.17         378,424.11       359           715         76.67
9.000....................        1            619,488.52         0.09         619,488.52       357           660         70.00
                               ---       ---------------       ------
   TOTAL.................      880       $657,551,429.95       100.00%
                               ===       ===============       ======

----------
(1) Each lender acquired mortgage insurance mortgage loan is shown in the preceding table at the current mortgage rate net of the interest premium charged by the related lender. As of the cut-off date, the weighted average current mortgage rate of the group 2 mortgage loans (as so adjusted) was approximately 6.3707% per annum. Without the adjustment, the weighted average current mortgage rate of the group 2 mortgage loans was approximately 6.3714% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                       WEIGHTED             WEIGHTED
                                                                                            WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                               PERCENT OF       AVERAGE      AVERAGE  REMAINING   AVERAGE   ORIGINAL
RANGE OF CURRENT                NUMBER OF      AGGREGATE        MORTGAGE       PRINCIPAL     CURRENT   TERM TO     FICO     LOAN-TO-
MORTGAGE LOAN                    MORTGAGE  PRINCIPAL BALANCE    LOANS IN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
PRINCIPAL BALANCES ($)            LOANS       OUTSTANDING     LOAN GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE    RATIO(%)
------------------------------  ---------  -----------------  ------------  --------------  --------  ---------  --------  ---------
 50,000.01 - 100,000.00.......       1      $     80,444.89        0.01%        80,444.89     8.500      354        703      95.00
100,000.01 - 150,000.00.......       1           100,800.00        0.02        100,800.00     8.625      360        804      70.00
350,000.01 - 400,000.00.......       1           356,555.00        0.05        356,555.00     5.875      360        808      74.82
400,000.01 - 450,000.00.......      69        29,982,155.20        4.56        434,523.99     6.302      365        723      75.07
450,000.01 - 500,000.00.......     142        67,479,170.61       10.26        475,205.43     6.384      361        715      75.32
500,000.01 - 550,000.00.......     127        66,742,802.10       10.15        525,533.87     6.301      360        719      75.54
550,000.01 - 600,000.00.......     104        59,654,284.14        9.07        573,598.89     6.344      359        723      76.57
600,000.01 - 650,000.00.......     101        63,793,453.03        9.70        631,618.35     6.414      359        717      74.04
650,000.01 - 700,000.00.......      44        29,762,396.64        4.53        676,418.11     6.340      360        717      76.71
700,000.01 - 750,000.00.......      30        21,689,332.96        3.30        722,977.77     6.432      360        739      73.38
750,000.01 - 1,000,000.00.....     148       131,704,925.86       20.03        889,898.15     6.390      359        727      70.48
1,000,000.01 - 1,500,000.00...      58        72,972,048.08       11.10      1,258,138.76     6.331      360        720      69.45
1,500,000.01 - 2,000,000.00...      33        59,961,319.82        9.12      1,817,009.69     6.320      360        732      68.06
2,000,000.01 and Above........      21        53,271,741.62        8.10      2,536,749.60     6.516      358        720      67.65
                                   ---      ---------------      ------
   TOTAL......................     880      $657,551,429.95      100.00%
                                   ===      ===============      ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the group 2 mortgage loans was approximately $747,218.

                              FICO CREDIT SCORES(1)

                                                                                                       WEIGHTED            WEIGHTED
                                                                                            WEIGHTED   AVERAGE   WEIGHTED  AVERAGE
                                                               PERCENT OF      AVERAGE      AVERAGE   REMAINING  AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE        MORTGAGE      PRINCIPAL      CURRENT    TERM TO    FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOANS IN       BALANCE      MORTGAGE   MATURITY   CREDIT    VALUE
RANGE OF FICO CREDIT SCORES       LOANS       OUTSTANDING     LOAN GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)   SCORE    RATIO(%)
------------------------------  ---------  -----------------  ------------  --------------  --------  ---------  --------  --------
659 or Less...................      70      $ 48,046,729.96        7.31%       686,381.86     6.655      360        639      74.44
660-679.......................      89        64,471,833.93        9.80        724,402.63     6.588      359        669      72.88
680-699.......................     158       120,977,987.16       18.40        765,683.46     6.402      360        690      73.02
700-719.......................     131        95,068,856.78       14.46        725,716.46     6.377      360        709      72.15
720 or Greater................     432       328,986,022.12       50.03        761,541.72     6.275      360        761      71.88
                                   ---      ---------------      ------
   TOTAL......................     880      $657,551,429.95      100.00%
                                   ===      ===============      ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the group 2 mortgage loans was approximately 723.

                             DOCUMENTATION PROGRAMS

                                                                                                       WEIGHTED            WEIGHTED
                                                                                            WEIGHTED   AVERAGE   WEIGHTED  AVERAGE
                                                               PERCENT OF      AVERAGE      AVERAGE   REMAINING  AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE        MORTGAGE      PRINCIPAL      CURRENT    TERM TO    FICO    LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOANS IN       BALANCE      MORTGAGE   MATURITY   CREDIT    VALUE
DOCUMENTATION PROGRAMS            LOANS       OUTSTANDING     LOAN GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)   SCORE    RATIO(%)
------------------------------  ---------  -----------------  ------------  --------------  --------  ---------  --------  --------
Alternative...................      42      $ 29,141,584.01        4.43%       693,847.24     6.008      360        715      75.02
Full..........................      89        70,218,571.52       10.68        788,972.71     6.203      359        717      72.44
No Ratio......................      63        44,458,253.48        6.76        705,686.56     6.560      361        732      72.19
No Income/No Asset............       7         5,321,530.00        0.81        760,218.57     6.872      360        747      65.18
Preferred.....................     142        88,337,464.58       13.43        622,094.82     6.017      360        756      72.58
Reduced.......................     518       404,524,892.71       61.52        780,936.09     6.474      360        716      72.48
Streamlined...................       3         1,632,000.00        0.25        544,000.00     5.947      359        740      67.41
Stated Income/Stated Asset....      16        13,917,133.65        2.12        869,820.85     6.505      359        706      67.90
                                   ---      ---------------      ------
   TOTAL......................     880      $657,551,429.95      100.00%
                                   ===      ===============      ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                       WEIGHTED            WEIGHTED
                                                                                            WEIGHTED   AVERAGE   WEIGHTED  AVERAGE
                                                               PERCENT OF      AVERAGE      AVERAGE   REMAINING  AVERAGE   ORIGINAL
RANGE OF                        NUMBER OF      AGGREGATE        MORTGAGE      PRINCIPAL      CURRENT    TERM TO    FICO    LOAN-TO-
ORIGINAL LOAN-TO-VALUE RATIOS    MORTGAGE  PRINCIPAL BALANCE    LOANS IN       BALANCE      MORTGAGE   MATURITY   CREDIT    VALUE
(%)                               LOANS       OUTSTANDING     LOAN GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)   SCORE    RATIO(%)
------------------------------  ---------  -----------------  ------------  --------------  --------  ---------  --------  --------
50.00 or Less.................      35      $ 34,296,419.52        5.22%       979,897.70     6.199      359        739      43.87
50.01 to 55.00................      13        10,118,589.77        1.54        778,353.06     6.210      360        734      53.35
55.01 to 60.00................      26        26,833,481.75        4.08      1,032,056.99     6.308      360        719      58.62
60.01 to 65.00................      69        69,946,650.37       10.64      1,013,719.57     6.214      360        725      62.96
65.01 to 70.00................     114        95,973,828.08       14.60        841,875.68     6.468      359        721      68.84
70.01 to 75.00................     115        86,782,920.50       13.20        754,634.09     6.423      360        729      73.64
75.01 to 80.00................     495       327,231,149.55       49.77        661,073.03     6.388      360        720      79.54
85.01 to 90.00................      10         5,366,957.04        0.82        536,695.70     6.492      358        698      88.65
90.01 to 95.00................       3         1,001,433.37        0.15        333,811.12     6.891      358        727      94.94
                                   ---      ---------------      ------
   TOTAL......................     880      $657,551,429.95      100.00%
                                   ===      ===============      ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the group 2 mortgage loans was approximately 72.42%.

(2) Does not take into account any secondary financing on the group 2 mortgage loans that may exist at the time of origination.

                  COMBINED ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                   WEIGHTED            WEIGHTED
                                                                                        WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                           PERCENT OF       AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
RANGE OF                    NUMBER OF      AGGREGATE        MORTGAGE       PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
COMBINED ORIGINAL LOAN-TO-  MORTGAGE   PRINCIPAL BALANCE    LOANS IN        BALANCE     MORTGAGE   MATURITY   CREDIT    VALUE
VALUE RATIOS (%)              LOANS       OUTSTANDING     LOAN GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
--------------------------  ---------  -----------------  ------------  --------------  --------  ---------  --------  --------
50.00 or Less.............      33      $ 32,666,419.52        4.97%       989,891.50     6.197      359        741      43.72
50.01 to 55.00............      13        10,606,589.77        1.61        815,891.52     6.271      360        729      52.74
55.01 to 60.00............      21        19,065,481.75        2.90        907,880.08     6.293      360        727      58.60
60.01 to 65.00............      61        59,407,308.47        9.03        973,890.30     6.167      360        726      62.95
65.01 to 70.00............     106        88,058,202.39       13.39        830,737.76     6.365      360        719      67.85
70.01 to 75.00............      91        66,567,067.52       10.12        731,506.24     6.423      360        728      72.91
75.01 to 80.00............     229       171,985,066.27       26.16        751,026.49     6.372      360        723      78.52
80.01 to 85.00............      27        20,916,477.75        3.18        774,684.36     6.325      362        720      73.84
85.01 to 90.00............     154        99,887,414.53       15.19        648,619.57     6.402      361        715      78.72
90.01 to 95.00............      63        41,561,114.69        6.32        659,700.23     6.487      359        719      79.64
95.01 to 100.00...........      82        46,830,287.29        7.12        571,101.06     6.597      360        721      79.47
                               ---      ---------------      ------
   TOTAL..................     880      $657,551,429.95      100.00%
                               ===      ===============      ======

----------
(1) As of the cut-off date, the weighted average combined original Loan-to-Value Ratio of the group 2 mortgage loans was approximately 77.08%.

(2) Does not take into account any secondary financing on the group 2 mortgage loans that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                         WEIGHTED            WEIGHTED
                                                                              WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                 PERCENT OF       AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                 NUMBER OF      AGGREGATE         MORTGAGE       PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                  MORTGAGE  PRINCIPAL BALANCE     LOANS IN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
GEOGRAPHIC AREA    LOANS       OUTSTANDING      LOAN GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
---------------  ---------  ------------------  ------------  --------------  --------  ---------  --------  --------
California.....     469       $350,188,722.11       53.26%       746,671.05     6.328      360        721      73.11
Florida........      55         38,014,222.90        5.78        691,167.69     6.470      362        723      72.48
Washington.....      48         32,174,847.94        4.89        670,309.33     6.334      359        726      69.46
Massachusetts..      26         20,455,993.93        3.11        786,769.00     6.679      360        723      72.20
New Jersey.....      29         18,920,357.13        2.88        652,426.11     6.509      360        728      72.62
Arizona........      28         18,690,515.70        2.84        667,518.42     6.490      358        728      76.97
Colorado.......      22         18,609,147.04        2.83        845,870.32     6.407      360        729      67.43
New York.......      21         18,242,793.85        2.77        868,704.47     6.391      360        733      67.96
Illinois.......      21         17,839,349.47        2.71        849,492.83     6.345      360        709      70.17
Connecticut....      18         15,617,801.00        2.38        867,655.61     6.285      359        729      72.98
Virginia.......      25         15,053,127.62        2.29        602,125.10     6.372      359        715      74.86
Other..........     118         93,744,551.26       14.26        794,445.35     6.396      360        723      71.71
                    ---       ---------------      ------
   TOTAL.......     880       $657,551,429.95      100.00%
                    ===       ===============      ======

----------
(1) The Other row in the preceding table includes twenty-seven other states and the District of Columbia with under 2% concentration individually. As of the cut-off date, no more than approximately 1.241% of the group 2 mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                 WEIGHTED            WEIGHTED
                                                                                      WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                         PERCENT OF       AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                          NUMBER OF      AGGREGATE        MORTGAGE       PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                           MORTGAGE  PRINCIPAL BALANCE    LOANS IN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                LOANS       OUTSTANDING     LOAN GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
------------------------  ---------  -----------------  ------------  --------------  --------  ---------  --------  --------
Purchase................      305     $217,555,080.25       33.09%      713,295.35      6.372      360        734      76.90
Refinance (rate/term)...      277      207,219,047.26       31.51       748,083.20      6.313      360        722      71.00
Refinance (cash-out)....      298      232,777,302.44       35.40       781,131.89      6.423      360        712      69.48
                              ---     ---------------      ------
   TOTAL................      880     $657,551,429.95      100.00%
                              ===     ===============      ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                   WEIGHTED            WEIGHTED
                                                                                        WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                           PERCENT OF       AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                            NUMBER OF      AGGREGATE        MORTGAGE       PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                             MORTGAGE  PRINCIPAL BALANCE    LOANS IN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                 LOANS       OUTSTANDING     LOAN GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
--------------------------  ---------  -----------------  ------------  --------------  --------  ---------  --------  --------
2 to 4 Family Residence...      28      $ 20,597,778.37        3.13%       735,634.94     6.655      359        730      71.80
Condominium...............     100        63,915,258.13        9.72        639,152.58     6.398      361        737      73.68
Condominium Hotel.........       1         2,235,000.00        0.34      2,235,000.00     6.000      359        779      60.00
Cooperative...............       1           531,470.39        0.08        531,470.39     6.000      359        654      80.00
Planned Unit Development..     232       183,993,310.19       27.98        793,074.61     6.414      360        723      73.75
Single Family Residence...     518       386,278,612.87       58.75        745,711.61     6.334      360        720      71.66
                               ---      ---------------      ------
   TOTAL..................     880      $657,551,429.95      100.00%
                               ===      ===============      ======

                               OCCUPANCY TYPES(1)

                                                                                               WEIGHTED            WEIGHTED
                                                                                    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                       PERCENT OF       AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                        NUMBER OF      AGGREGATE        MORTGAGE       PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                         MORTGAGE  PRINCIPAL BALANCE    LOANS IN        BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE            LOANS       OUTSTANDING     LOAN GROUP 2  OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------------  ---------  -----------------  ------------  --------------  --------  ---------  --------  --------
Primary Residence.....     734      $543,790,444.32       82.70%       740,858.92     6.325      360        721      72.89
Investment Property...      97        64,518,364.48        9.81        665,137.78     6.793      360        731      71.09
Secondary Residence...      49        49,242,621.15        7.49      1,004,951.45     6.332      361        729      68.87
                           ---      ---------------      ------
   TOTAL..............     880      $657,551,429.95      100.00%
                           ===      ===============      ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                       WEIGHTED
                                                    PERCENT OF                     WEIGHTED  WEIGHTED   AVERAGE
                                                     MORTGAGE                       AVERAGE   AVERAGE  ORIGINAL
                      NUMBER OF      AGGREGATE       LOANS IN        AVERAGE        CURRENT    FICO    LOAN-TO-
REMAINING TERM         MORTGAGE  PRINCIPAL BALANCE     LOAN     PRINCIPAL BALANCE  MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)    LOANS       OUTSTANDING       GROUP 2     OUTSTANDING($)    RATE(%)    SCORE   RATIO(%)
--------------------  ---------  -----------------  ----------  -----------------  --------  --------  --------
340.................       1      $    645,651.62       0.10%        645,651.62      5.875      640      78.79
349.................       1           593,000.00       0.09         593,000.00      6.000      698      86.95
350.................       1           971,551.18       0.15         971,551.18      6.875      690      69.50
352.................       2         3,999,999.00       0.61       1,999,999.50      6.781      736      78.63
353.................       2         1,539,579.84       0.23         769,789.92      7.072      736      50.61
354.................       2           723,401.61       0.11         361,700.81      7.158      763      81.67
356.................       6        11,993,179.94       1.82       1,998,863.32      6.613      727      67.69
357.................      13        12,086,432.46       1.84         929,725.57      6.573      725      74.01
358.................      52        38,106,874.63       5.80         732,824.51      6.568      713      75.95
359.................     193       141,686,333.17      21.55         734,126.08      6.413      724      72.03
360.................     602       443,001,748.50      67.37         735,883.30      6.322      723      72.27
479.................       3         1,347,678.00       0.20         449,226.00      6.110      759      80.00
480.................       2           856,000.00       0.13         428,000.00      6.563      676      75.97
                         ---      ---------------     ------
   TOTAL............     880      $657,551,429.95     100.00%
                         ===      ===============     ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the group 2 mortgage loans was approximately 360 months.

                                  LOAN PROGRAMS

                                                                                               WEIGHTED                WEIGHTED
                                                                                     WEIGHTED   AVERAGE                  AVERAGE
                                                     PERCENT OF                      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                      NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE       CURRENT    TERM TO      AVERAGE    LOAN-TO-
                       MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE  MATURITY   FICO CREDIT   VALUE
LOAN PROGRAM            LOANS       OUTSTANDING     LOAN GROUP 2    OUTSTANDING($)   RATE(%)   (MONTHS)      SCORE     RATIO(%)
--------------------  ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
One-Year LIBOR......     856      $640,062,996.22      97.34%         747,737.15       6.368      360         723        72.35
Six-Month LIBOR.....      19        14,375,525.37       2.19          756,606.60       6.505      359         705        73.78
One-Year CMT........       5         3,112,908.36       0.47          622,581.67       6.355      376         698        80.49
                         ---      ---------------     ------
   TOTAL............     880      $657,551,429.95     100.00%
                         ===      ===============     ======

                                GROSS MARGINS(1)

                                                                                               WEIGHTED                WEIGHTED
                                                                                     WEIGHTED   AVERAGE                AVERAGE
                                                     PERCENT OF                      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                      NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE       CURRENT    TERM TO     AVERAGE    LOAN-TO-
                       MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE  MATURITY   FICO CREDIT   VALUE
GROSS MARGIN (%)        LOANS       OUTSTANDING     LOAN GROUP 2    OUTSTANDING($)   RATE(%)   (MONTHS)      SCORE     RATIO(%)
--------------------  ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
2.250...............     870      $652,251,088.18      99.19%         749,713.89       6.369      360         723        72.34
2.750...............       7         4,087,408.36       0.62          583,915.48       6.269      372         708        81.49
2.875...............       1           513,000.00       0.08          513,000.00       7.250      360         652        90.00
3.250...............       1            80,444.89       0.01           80,444.89       8.500      354         703        95.00
3.500...............       1           619,488.52       0.09          619,488.52       9.000      357         660        70.00
                         ---      ---------------     ------
     TOTAL..........     880      $657,551,429.95     100.00%
                         ===      ===============     ======

----------
(1) As of the cut-off date, the weighted average gross margin of the group 2 mortgage loans was approximately 2.255%.

                          INITIAL RATE ADJUSTMENT DATES

                                                                                               WEIGHTED                WEIGHTED
                                                                                     WEIGHTED   AVERAGE                AVERAGE
                                                     PERCENT OF                      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                      NUMBER OF     AGGREGATE         MORTGAGE         AVERAGE       CURRENT    TERM TO     AVERAGE    LOAN-TO-
INITIAL RATE           MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE  MATURITY   FICO CREDIT   VALUE
ADJUSTMENT DATE         LOANS      OUTSTANDING      LOAN GROUP 2    OUTSTANDING($)   RATE(%)   (MONTHS)      SCORE     RATIO(%)
--------------------  ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
June 1, 2012........        1     $    645,651.62       0.10%         645,651.62       5.875      340         640        78.79
April 1, 2013.......        1          971,551.18       0.15          971,551.18       6.875      350         690        69.50
June 1, 2013........        2        3,999,999.00       0.61        1,999,999.50       6.781      352         736        78.63
July 1, 2013........        2        1,539,579.84       0.23          769,789.92       7.072      353         736        50.61
August 1, 2013......        2          723,401.61       0.11          361,700.81       7.158      354         763        81.67
October 1, 2013.....        6       11,993,179.94       1.82        1,998,863.32       6.613      356         727        67.69
November 1, 2013....       13       12,086,432.46       1.84          929,725.57       6.573      357         725        74.01
December 1, 2013....       52       38,106,874.63       5.80          732,824.51       6.568      358         713        75.95
January 1, 2014.....      197      143,627,011.17      21.84          729,071.12       6.408      360         724        72.16
February 1, 2014....      569      417,424,060.50      63.48          733,609.95       6.312      360         723        72.43
March 1, 2014.......       35       26,433,688.00       4.02          755,248.23       6.490      360         718        69.92
                          ---     ---------------     ------
   TOTAL............      880     $657,551,429.95     100.00%
                          ===     ===============     ======

                     MONTHS TO INITIAL RATE ADJUSTMENT DATE

                                                                                               WEIGHTED                WEIGHTED
                                                                                     WEIGHTED   AVERAGE                AVERAGE
                                                     PERCENT OF                      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
RANGE OF NUMBER       NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE       CURRENT    TERM TO     AVERAGE    LOAN-TO-
MONTHS TO INITIAL      MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE  MATURITY   FICO CREDIT   VALUE
RATE ADJUSTMENT DATE    LOANS       OUTSTANDING     LOAN GROUP 2    OUTSTANDING($)   RATE(%)   (MONTHS)      SCORE     RATIO(%)
--------------------  ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
61 - 79.............       8      $  7,880,183.25       1.20%        985,022.91        6.810      351         725        72.32
80 - 84.............     837       623,237,558.70      94.78         744,608.79        6.361      360         723        72.52
85 - 120............      35        26,433,688.00       4.02         755,248.23        6.490      360         718        69.92
                         ---      ---------------     ------
   TOTAL............     880      $657,551,429.95     100.00%
                         ===      ===============     ======

                            INITIAL PERIODIC RATE CAP

                                                                                               WEIGHTED                WEIGHTED
                                                                                     WEIGHTED   AVERAGE                AVERAGE
                                                     PERCENT OF                      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                      NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE       CURRENT    TERM TO     AVERAGE    LOAN-TO-
INITIAL PERIODIC       MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE  MATURITY   FICO CREDIT   VALUE
RATE CAP (%)            LOANS       OUTSTANDING     LOAN GROUP 2    OUTSTANDING($)   RATE(%)   (MONTHS)      SCORE     RATIO(%)
--------------------  ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
3.000...............       1      $    619,488.52       0.09%        619,488.52        9.000      357         660        70.00
5.000...............     860       643,075,104.58      97.80         747,761.75        6.368      360         723        72.39
6.000...............      19        13,856,836.85       2.11         729,307.20        6.409      359         707        73.92
                         ---      ---------------     ------
   TOTAL............     880      $657,551,429.95     100.00%
                         ===      ===============     ======

                          SUBSEQUENT PERIODIC RATE CAP

                                                                                               WEIGHTED                WEIGHTED
                                                                                     WEIGHTED   AVERAGE                AVERAGE
                                                     PERCENT OF                      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                      NUMBER OF      AGGREGATE        MORTGAGE        AVERAGE        CURRENT    TERM TO     AVERAGE    LOAN-TO-
SUBSEQUENT PERIODIC    MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE  MATURITY   FICO CREDIT   VALUE
RATE CAP (%)             LOANS      OUTSTANDING     LOAN GROUP 2    OUTSTANDING($)   RATE(%)   (MONTHS)      SCORE     RATIO(%)
--------------------  ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
1.000...............       1      $    619,488.52       0.09%        619,488.52        9.000      357         660        70.00
2.000...............     879       656,931,941.43      99.91         747,362.85        6.369      360         723        72.42
                         ---      ---------------     ------
   TOTAL............     880      $657,551,429.95     100.00%
                         ===      ===============     ======

                            MAXIMUM MORTGAGE RATES(1)

                                                                                             WEIGHTED                 WEIGHTED
                                                                                 WEIGHTED    AVERAGE                   AVERAGE
                                               PERCENT OF                         AVERAGE   REMAINING     WEIGHTED    ORIGINAL
MAXIMUM       NUMBER OF       AGGREGATE         MORTGAGE          AVERAGE         CURRENT    TERM TO      AVERAGE     LOAN-TO-
MORTGAGE       MORTGAGE   PRINCIPAL BALANCE     LOANS IN     PRINCIPAL BALANCE   MORTGAGE    MATURITY   FICO CREDIT     VALUE
RATE (%)        LOANS        OUTSTANDING      LOAN GROUP 2     OUTSTANDING($)     RATE(%)    (MONTHS)      SCORE      RATIO(%)
-----------   ---------   -----------------   ------------   -----------------   --------   ---------   -----------   --------
9.875......        2       $  1,144,000.00         0.17%         572,000.00       4.875       360          777         80.00
10.000.....        5          3,312,811.01          0.5            662,562.20       5.000       375          732         76.19
10.125.....        4          4,139,000.00         0.63         1,034,750.00       5.125       360          726         78.79
10.250.....       10          7,414,322.00         1.13           741,432.20       5.250       360          757         77.50
10.375.....        5          4,069,092.00         0.62           813,818.40       5.375       359          750         76.38
10.500.....       14          8,329,345.54         1.27           594,953.25       5.500       360          743         75.16
10.625.....       18         11,903,360.00         1.81           661,297.78       5.625       360          726         68.00
10.750.....       34         24,117,811.00         3.67           709,347.38       5.750       360          738         71.69
10.875.....       83         63,525,856.65         9.66           765,371.77       5.875       359          739         70.46
11.000.....       77         55,562,319.46         8.45           721,588.56       6.000       360          726         71.72
11.125.....       71         49,404,619.44         7.51           695,839.71       6.125       360          727         69.78
11.250.....      109         85,140,755.44        12.95           781,107.85       6.250       361          734         69.38
11.375.....       95         67,053,783.03         10.2           705,829.30       6.375       360          722         72.14
11.500.....       88         66,607,931.99        10.13           756,908.32       6.500       359          713         72.98
11.625.....       51         39,714,439.95         6.04           778,714.51       6.625       359          715         72.24
11.750.....       50         38,410,224.29         5.84           768,204.49       6.750       359          714         76.50
11.875.....       55         45,155,642.24         6.87           821,011.68       6.853       360          707         73.16
11.990.....        1            642,956.72          0.1           642,956.72       6.990       354          770         80.00
11.999.....        1            580,000.00         0.09           580,000.00       6.999       359          712         80.00
12.000.....       19         14,657,164.00         2.23           771,429.68       6.962       363          709         74.61
12.125.....       14         11,933,380.00         1.81           852,384.29       7.047       359          722         77.67
12.250.....       16         14,570,143.00         2.22           910,633.94       6.907       359          698         73.54
12.375.....        9          8,775,339.99         1.33           975,037.78       7.306       360          727         77.94
12.500.....        7          5,737,673.58         0.87           819,667.65       7.345       359          700         72.91
12.625.....        7          4,215,182.04         0.64           602,168.86       7.022       360          697         76.66
12.750.....        9          6,078,300.00         0.92           675,366.67       7.645       360          693         78.64
12.875.....       12          7,826,593.84         1.19           652,216.15       7.668       359          686         78.12
13.000.....        2          1,472,000.00         0.22           736,000.00       8.000       360          708         80.00
13.125.....        3          2,067,270.00         0.31           689,090.00       8.125       360          728         69.75
13.250.....        2          1,041,000.00         0.16           520,500.00       8.250       360          651         75.49
13.500.....        3          1,194,351.89         0.18           398,117.30       8.500       359          670         81.01
13.625.....        2          1,034,472.33         0.16           517,236.17       8.625       359          706         77.32
14.625.....        1            100,800.00         0.02           100,800.00       8.625       360          804         70.00
15.000.....        1            619,488.52         0.09           619,488.52       9.000       357          660         70.00
                 ---       ---------------       ------
   TOTAL...      880       $657,551,429.95       100.00%
                 ===       ===============       ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the group 2 mortgage loans was approximately 11.393% per annum.

                            MINIMUM MORTGAGE RATES(1)

                                                                                             WEIGHTED                 WEIGHTED
                                                                                 WEIGHTED    AVERAGE                   AVERAGE
                                               PERCENT OF                         AVERAGE   REMAINING     WEIGHTED    ORIGINAL
MINIMUM       NUMBER OF       AGGREGATE         MORTGAGE          AVERAGE         CURRENT    TERM TO      AVERAGE     LOAN-TO-
MORTGAGE       MORTGAGE   PRINCIPAL BALANCE     LOANS IN     PRINCIPAL BALANCE   MORTGAGE    MATURITY   FICO CREDIT     VALUE
RATE (%)        LOANS        OUTSTANDING      LOAN GROUP 2     OUTSTANDING($)     RATE(%)    (MONTHS)      SCORE      RATIO(%)
-----------   ---------   -----------------   ------------   -----------------   --------   ---------   -----------   --------
2.250......      865       $649,436,181.18        98.77%         750,793.27        6.361       360          723         72.32
2.750......        7          4,087,408.36         0.62          583,915.48        6.269       372          708         81.49
2.875......        3          1,781,000.00         0.27          593,666.67        7.695       360          661         80.59
3.125......        1            445,200.00         0.07          445,200.00        8.125       358          676         79.98
3.250......        1             80,444.89         0.01           80,444.89        8.500       354          703         95.00
3.500......        2          1,241,395.52         0.19          620,697.76        8.750       358          650         75.01
3.625......        1            479,800.00         0.07          479,800.00        8.625       359          625         80.00
                 ---       ---------------       ------
   TOTAL...      880       $657,551,429.95       100.00%
                 ===       ===============       ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the group 2 mortgage loans was approximately 2.259% per annum.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                             WEIGHTED                 WEIGHTED
                                                                                 WEIGHTED    AVERAGE                   AVERAGE
                                               PERCENT OF                         AVERAGE   REMAINING     WEIGHTED    ORIGINAL
INTEREST      NUMBER OF       AGGREGATE         MORTGAGE          AVERAGE         CURRENT    TERM TO      AVERAGE     LOAN-TO-
-ONLY PERIOD   MORTGAGE   PRINCIPAL BALANCE     LOANS IN     PRINCIPAL BALANCE   MORTGAGE    MATURITY   FICO CREDIT     VALUE
(MONTHS)        LOANS        OUTSTANDING      LOAN GROUP 2     OUTSTANDING($)     RATE(%)    (MONTHS)      SCORE      RATIO(%)
-----------   ---------   -----------------   ------------   -----------------   --------   ---------   -----------   --------
0...........      65       $ 46,366,081.81         7.05%         713,324.34        6.441        360         717         72.32
84..........     172        117,774,064.47        17.91          684,732.93        6.316        360         728         72.48
120.........     643        493,411,283.67        75.04          767,358.14        6.378        360         722         72.41
                 ---       ---------------       ------
   TOTAL....     880       $657,551,429.95       100.00%
                 ===       ===============       ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                   WEIGHTED                 WEIGHTED
                                                                                       WEIGHTED    AVERAGE                   AVERAGE
                                                     PERCENT OF                         AVERAGE   REMAINING     WEIGHTED    ORIGINAL
                    NUMBER OF       AGGREGATE         MORTGAGE          AVERAGE         CURRENT    TERM TO      AVERAGE     LOAN-TO-
PREPAYMENT CHARGE    MORTGAGE   PRINCIPAL BALANCE     LOANS IN     PRINCIPAL BALANCE   MORTGAGE    MATURITY   FICO CREDIT     VALUE
PERIOD (MONTHS)       LOANS        OUTSTANDING      LOAN GROUP 2     OUTSTANDING($)     RATE(%)    (MONTHS)      SCORE      RATIO(%)
-----------------   ---------   -----------------   ------------   -----------------   --------   ---------   -----------   --------
0................      635       $478,041,533.96        72.70%         752,821.31        6.391       360          725         72.12
6................        2          1,560,579.23         0.24          780,289.62        6.680       357          710         73.72
12...............      155        112,954,392.00        17.18          728,738.01        6.251       359          722         73.27
36...............       50         39,281,290.93         5.97          785,625.82        6.430       359          708         73.09
60...............       38         25,713,633.83         3.91          676,674.57        6.422       363          705         73.09
                       ---       ---------------       ------
   TOTAL.........      880       $657,551,429.95       100.00%
                       ===       ===============       ======

                                  LOAN GROUP 3

                            CURRENT MORTGAGE RATES(1)

                                                                                                                        WEIGHTED
                                                                                             WEIGHTED                   AVERAGE
                                                          PERCENT OF                          AVERAGE                   ORIGINAL
                           NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE       REMAINING TERM    WEIGHTED    LOAN-TO-
                            MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE    TO MATURITY   AVERAGE FICO   VALUE
CURRENT MORTGAGE RATE (%)    LOANS       OUTSTANDING     LOAN GROUP 3   OUTSTANDING($)       (MONTHS)     CREDIT SCORE  RATIO(%)
-------------------------  ---------  -----------------  ------------  -----------------  --------------  ------------  --------
5.500....................       2      $  1,176,000.00        0.68%        588,000.00          360             737        50.31
5.625....................       3         1,696,109.00        0.98         565,369.67          360             715        71.95
5.750....................       7         6,510,003.31        3.75         930,000.47          360             744        68.85
5.875....................      14        12,729,670.00        7.33         909,262.14          360             737        60.44
6.000....................      15        13,694,458.32        7.88         912,963.89          359             752        73.58
6.125....................      33        23,530,520.01       13.55         713,046.06          360             744        71.75
6.250....................      38        30,438,023.71       17.52         801,000.62          360             719        71.92
6.375....................      30        24,603,411.00       14.16         820,113.70          360             716        68.42
6.500....................      29        21,667,461.73       12.47         747,153.85          362             727        69.20
6.625....................      16        14,616,005.70        8.41         913,500.36          360             723        68.13
6.750....................      12         9,465,500.00        5.45         788,791.67          359             727        74.03
6.875....................       9         5,691,400.00        3.28         632,377.78          360             707        73.71
7.000....................       2         1,081,000.00        0.62         540,500.00          360             719        79.78
7.125....................       5         2,785,044.18        1.60         557,008.84          360             672        72.28
7.250....................       3         2,952,250.00        1.70         984,083.33          360             661        78.18
7.750....................       1           486,060.00        0.28         486,060.00          360             757        80.00
8.125....................       1           580,000.00        0.33         580,000.00          360             718        80.00
                              ---      ---------------      ------
   TOTAL.................     220      $173,702,916.96      100.00%
                              ===      ===============      ======

----------
(1) As of the cut-off date, the weighted average current mortgage rate of the group 3 mortgage loans was approximately 6.330% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                     WEIGHTED            WEIGHTED
                                                              PERCENT OF                  WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                               MORTGAGE       AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
RANGE OF CURRENT                NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
MORTGAGE LOAN                    MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
PRINCIPAL BALANCES ($)            LOANS       OUTSTANDING       GROUP 3   OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
------------------------------  ---------  -----------------  ----------  --------------  --------  ---------  --------  --------
400,000.01 - 450,000.00.......      17      $  7,452,719.00       4.29%      438,395.24     6.377      367        723      73.78
450,000.01 - 500,000.00.......      29        13,650,171.00       7.86       470,695.55     6.346      360        714      71.87
500,000.01 - 550,000.00.......      25        13,056,256.70       7.52       522,250.27     6.471      360        725      73.86
550,000.01 - 600,000.00.......      26        14,891,713.18       8.57       572,758.20     6.424      360        723      74.50
600,000.01 - 650,000.00.......      24        15,195,853.31       8.75       633,160.55     6.245      360        732      74.70
650,000.01 - 700,000.00.......      20        13,457,559.00       7.75       672,877.95     6.307      360        719      75.81
700,000.01 - 750,000.00.......      13         9,476,796.20       5.46       728,984.32     6.289      360        720      67.71
750,000.01 -  1,000,000.00....      33        30,311,766.52      17.45       918,538.38     6.329      360        723      68.61
1,000,000.01 - 1,500,000.00...      18        24,003,249.00      13.82     1,333,513.83     6.254      360        738      67.42
1,500,000.01 - 2,000,000.00...      10        17,968,032.73      10.34     1,796,803.27     6.415      360        721      72.08
2,000,000.01 and Above               5        14,238,800.32       8.20     2,847,760.06     6.229      358        745      55.58
                                   ---      ---------------     ------
   TOTAL......................     220      $173,702,916.96     100.00%
                                   ===      ===============     ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the group 3 mortgage loans was approximately $789,559.

                              FICO CREDIT SCORES(1)

                                                                                                   WEIGHTED            WEIGHTED
                                                            PERCENT OF                  WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                             MORTGAGE       AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                              NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                               MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
RANGE OF FICO CREDIT SCORES     LOANS       OUTSTANDING       GROUP 3   OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
---------------------------   ---------  -----------------  ----------  --------------  --------  ---------  --------  --------
659 or Less................       17      $ 11,547,900.00       6.65%     679,288.24      6.607      360        646      71.88
660-679....................       13         9,873,792.00       5.68      759,522.46      6.420      360        666      69.99
680-699....................       31        23,149,420.51      13.33      746,755.50      6.442      360        691      70.48
700-719....................       47        34,135,153.50      19.65      726,279.86      6.322      360        709      73.09
720 or Greater.............      112        94,996,650.95      54.69      848,184.38      6.263      360        758      68.83
                                 ---      ---------------     ------
   TOTAL...................      220      $173,702,916.96     100.00%
                                 ===      ===============     ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the group 3 mortgage loans was approximately 727.

                             DOCUMENTATION PROGRAMS

                                                                                                    WEIGHTED            WEIGHTED
                                                             PERCENT OF                  WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                                              MORTGAGE       AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                               NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
DOCUMENTATION PROGRAMS           LOANS       OUTSTANDING       GROUP 3   OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
-----------------------------  ---------  -----------------  ----------  --------------  --------  ---------  --------  --------
Alternative..................      28      $ 22,150,890.94      12.75%      791,103.25     6.202      360        727      72.13
Full.........................      29        27,575,969.32      15.88       950,895.49     6.283      359        727      67.42
No Ratio.....................       6         4,589,046.20       2.64       764,841.03     6.436      360        719      69.10
No Income/No Asset...........       2           898,400.00       0.52       449,200.00     5.992      360        746      65.36
Preferred....................      55        35,595,123.32      20.49       647,184.06     6.187      361        741      72.67
Reduced......................      96        79,585,487.18      45.82       829,015.49     6.438      360        721      69.77
Streamlined..................       2         1,125,500.00       0.65       562,750.00     6.345      360        685      71.24
Stated Income/Stated Asset...       2         2,182,500.00       1.26     1,091,250.00     6.521      360        728      61.40
                                  ---      ---------------     ------
   TOTAL.....................     220      $173,702,916.96     100.00%
                                  ===      ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                               WEIGHTED                WEIGHTED
                                                                                     WEIGHTED   AVERAGE                AVERAGE
                                                     PERCENT OF                      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
RANGE OF ORIGINAL     NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE       CURRENT    TERM TO     AVERAGE    LOAN-TO-
LOAN-TO-VALUE          MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE  MATURITY   FICO CREDIT   VALUE
RATIOS (%)              LOANS       OUTSTANDING     LOAN GROUP 3    OUTSTANDING($)   RATE(%)   (MONTHS)      SCORE     RATIO(%)
--------------------  ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
50.00 or Less.......      11      $ 11,278,644.18       6.49%        1,025,331.29      6.250      360         751        38.59
50.01 to 55.00......      11        12,822,546.20       7.38         1,165,686.02      6.408      359         740        53.19
55.01 to 60.00......       9         7,857,900.00       4.52           873,100.00      6.361      360         729        58.33
60.01 to 65.00......      18        14,902,600.00       8.58           827,922.22      6.229      360         712        63.26
65.01 to 70.00......      29        21,953,751.01      12.64           757,025.90      6.218      360         716        68.82
70.01 to 75.00......      32        30,034,269.32      17.29           938,570.92      6.278      359         735        73.54
75.01 to 80.00......     110        74,853,206.25      43.09           680,483.69      6.400      360         723        79.46
                         ---      ---------------     ------
   TOTAL............     220      $173,702,916.96     100.00%
                         ===      ===============     ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the group 3 mortgage loans was approximately 70.15%.

(2) Does not take into account any secondary financing on the group 3 mortgage loans that may exist at the time of origination.

                  COMBINED ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                               WEIGHTED                WEIGHTED
                                                                                     WEIGHTED   AVERAGE                AVERAGE
RANGE OF                                             PERCENT OF                      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
COMBINED ORIGINAL     NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE       CURRENT    TERM TO     AVERAGE    LOAN-TO-
LOAN-TO-VALUE          MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE  MATURITY   FICO CREDIT   VALUE
RATIOS (%)              LOANS       OUTSTANDING     LOAN GROUP 3    OUTSTANDING($)   RATE(%)   (MONTHS)      SCORE     RATIO(%)
--------------------  ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
50.00 or Less.......      10      $ 10,628,644.18       6.12%        1,062,864.42      6.235      360         753        37.94
50.01 to 55.00......       8         6,022,546.20       3.47           752,818.28      6.353      360         744        53.64
55.01 to 60.00......      10        10,857,900.00       6.25         1,085,790.00      6.434      359         719        56.55
60.01 to 65.00......      15        11,812,600.00       6.80           787,506.67      6.232      360         715        63.22
65.01 to 70.00......      29        23,438,751.01      13.49           808,232.79      6.253      360         723        66.30
70.01 to 75.00......      20        18,812,020.32      10.83           940,601.02      6.172      359         741        73.04
75.01 to 80.00......      61        43,671,968.25      25.14           715,933.91      6.320      361         727        78.60
80.01 to 85.00......      12        10,451,908.00       6.02           870,992.33      6.167      360         722        75.01
85.01 to 90.00......      32        25,320,650.00      14.58           791,270.31      6.530      360         722        77.40
90.01 to 95.00......      10         5,467,720.00       3.15           546,772.00      6.462      360         696        79.57
95.01 to 100.00.....      13         7,218,209.00       4.16           555,246.85      6.616      360         718        77.55
                         ---      ---------------     ------
   TOTAL............     220      $173,702,916.96     100.00%
                         ===      ===============     ======

----------
(1) As of the cut-off date, the weighted average combined original Loan-to-Value Ratio of the group 3 mortgage loans was approximately 74.31%.

(2) Does not take into account any secondary financing on the group 3 mortgage loans that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                               WEIGHTED                WEIGHTED
                                                                                     WEIGHTED   AVERAGE                AVERAGE
                                                     PERCENT OF                      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                      NUMBER OF     AGGREGATE         MORTGAGE         AVERAGE       CURRENT    TERM TO     AVERAGE    LOAN-TO-
                       MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE  MATURITY   FICO CREDIT   VALUE
GEOGRAPHIC AREA         LOANS      OUTSTANDING      LOAN GROUP 3    OUTSTANDING($)   RATE(%)   (MONTHS)      SCORE     RATIO(%)
--------------------  ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
California..........     141      $116,124,730.24      66.85%         823,579.65       6.360      360         727        69.22
Florida.............      13         8,430,126.20       4.85          648,471.25       6.262      360         734        73.75
New Jersey..........       7         6,909,320.00       3.98          987,045.71       6.324      360         708        68.85
Virginia............       7         5,650,403.31       3.25          807,200.47       6.015      360         750        71.29
Illinois............       6         5,537,786.32       3.19          922,964.39       6.419      356         740        74.83
New York............       5         5,084,500.00       2.93        1,016,900.00       6.146      360         730        74.94
Arizona.............       7         4,297,495.19       2.47          613,927.88       6.603      360         701        66.44
Washington..........       5         3,878,999.00       2.23          775,799.80       6.212      360         745        76.77
Other...............      29        17,789,556.70      10.24          613,432.99       6.255      360         719        71.30
                         ---      ---------------     ------
   TOTAL............     220      $173,702,916.96     100.00%
                         ===      ===============     ======

----------
(1) The Other row in the preceding table includes fourteen other states with under 2% concentration individually. As of the cut-off date, no more than approximately 3.389% of the group 3 mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                               WEIGHTED               WEIGHTED
                                                        PERCENT OF                  WEIGHTED   AVERAGE                 AVERAGE
                                                         MORTGAGE       AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                          NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
                           MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
LOAN PURPOSE                LOANS       OUTSTANDING      GROUP 3    OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
------------------------  ---------  -----------------  ----------  --------------  --------  ---------  -----------  --------
Purchase................      61      $ 50,846,197.33      29.27%     833,544.22      6.335      359         731        74.52
Refinance (rate/term)...      70        52,975,599.63      30.50      756,794.28      6.339      361         727        71.68
Refinance (cash-out)....      89        69,881,120.00      40.23      785,181.12      6.320      360         723        65.83
                             ---      ---------------     ------
   TOTAL................     220      $173,702,916.96     100.00%
                             ===      ===============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                  WEIGHTED               WEIGHTED
                                                           PERCENT OF                  WEIGHTED   AVERAGE                 AVERAGE
                                                            MORTGAGE       AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                             NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
                              MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
PROPERTY TYPE                  LOANS       OUTSTANDING      GROUP 3    OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
---------------------------  ---------  -----------------  ----------  --------------  --------  ---------  -----------  --------
2 to 4 Family Residence....       5      $  3,970,800.00       2.29%     794,160.00      6.509      360         740        76.84
Condominium................      23        15,000,204.00       8.64      652,182.78      6.339      360         742        75.79
Planned Unit Development...      59        53,868,494.02      31.01      913,025.32      6.237      360         729        68.22
Single Family Residence....     133       100,863,418.94      58.07      758,371.57      6.372      360         722        70.09
                                ---      ---------------     ------
   TOTAL...................     220      $173,702,916.96     100.00%
                                ===      ===============     ======

                               OCCUPANCY TYPES(1)

                                                                                             WEIGHTED               WEIGHTED
                                                      PERCENT OF                  WEIGHTED   AVERAGE                 AVERAGE
                                                       MORTGAGE       AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                        NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
                         MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
OCCUPANCY TYPE            LOANS       OUTSTANDING      GROUP 3    OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
----------------------  ---------  -----------------  ----------  --------------  --------  ---------  -----------  --------
Investment Property...      20      $ 13,653,860.00       7.86%     682,693.00      6.614      360         736        69.39
Primary Residence.....     190       151,507,692.96      87.22      797,408.91      6.304      360         724        70.40
Secondary Residence...      10         8,541,364.00       4.92      854,136.40      6.337      360         752        67.09
                           ---      ---------------     ------
   TOTAL..............     220      $173,702,916.96     100.00%
                           ===      ===============     ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                       WEIGHTED
                                                    PERCENT OF                  WEIGHTED                AVERAGE
                                                     MORTGAGE       AVERAGE      AVERAGE    WEIGHTED   ORIGINAL
                      NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL     CURRENT    AVERAGE    LOAN-TO-
REMAINING TERM         MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE     MORTGAGE  FICO CREDIT    VALUE
TO MATURITY (MONTHS)    LOANS       OUTSTANDING      GROUP 3    OUTSTANDING($)   RATE(%)     SCORE     RATIO(%)
--------------------  ---------  -----------------  ----------  --------------  --------  -----------  --------
353.................       1      $  2,680,900.32       1.54%    2,680,900.32     6.000        784       72.97
355.................       1           872,000.00       0.50       872,000.00     6.750        701       80.00
358.................       1         3,000,000.00       1.73     3,000,000.00     6.625        694       51.89
359.................      28        26,702,731.91      15.37       953,669.00     6.276        727       65.98
360.................     188       140,008,784.73      80.60       744,727.58     6.338        726       71.20
480.................       1           438,500.00       0.25       438,500.00     6.500        762       79.73
                         ---      ---------------     ------
  TOTAL.............     220      $173,702,916.96     100.00%
                         ===      ===============     ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the group 3 mortgage loans was approximately 360 months.

                                  LOAN PROGRAMS

                                                                                        WEIGHTED               WEIGHTED
                                                 PERCENT OF                  WEIGHTED   AVERAGE                 AVERAGE
                                                  MORTGAGE       AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                   NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
                    MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
LOAN PROGRAM         LOANS       OUTSTANDING      GROUP 3    OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
-----------------  ---------  -----------------  ----------  --------------  --------  ---------  -----------  --------
One-Year LIBOR...     218      $172,464,716.96      99.29%     791,122.55      6.331      360         727        70.13
One-Year CMT.....       2         1,238,200.00       0.71      619,100.00      6.250      360         682        73.93
                      ---      ---------------     ------
   TOTAL.........     220      $173,702,916.96     100.00%
                      ===      ===============     ======

                                GROSS MARGINS(1)

                                                                                       WEIGHTED               WEIGHTED
                                                PERCENT OF                  WEIGHTED   AVERAGE                 AVERAGE
                                                 MORTGAGE       AVERAGE      AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                  NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
                   MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE     MORTGAGE   MATURITY  FICO CREDIT    VALUE
GROSS MARGIN (%)    LOANS       OUTSTANDING      GROUP 3    OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
----------------  ---------  -----------------  ----------  --------------  --------  ---------  -----------  --------
2.250...........     218      $172,464,716.96      99.29%     791,122.55      6.331      360         727        70.13
2.750...........       2         1,238,200.00       0.71      619,100.00      6.250      360         682        73.93
                     ---      ---------------     ------
   TOTAL........     220      $173,702,916.96     100.00%
                     ===      ===============     ======

----------
(1) As of the cut-off date, the weighted average gross margin of the group 3 mortgage loans was approximately 2.254%.

                          INITIAL RATE ADJUSTMENT DATES

                                                                                               WEIGHTED                WEIGHTED
                                                                                     WEIGHTED   AVERAGE                AVERAGE
                                                     PERCENT OF                      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                      NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE       CURRENT    TERM TO     AVERAGE    LOAN-TO-
INITIAL RATE           MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE  MATURITY   FICO CREDIT   VALUE
ADJUSTMENT DATE         LOANS       OUTSTANDING     LOAN GROUP 3    OUTSTANDING($)   RATE(%)   (MONTHS)      SCORE     RATIO(%)
--------------------  ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
July 1, 2016........       1      $  2,680,900.32       1.54%        2,680,900.32      6.000      353         784        72.97
September 1, 2016...       1           872,000.00       0.50           872,000.00      6.750      355         701        80.00
December 1, 2016....       1         3,000,000.00       1.73         3,000,000.00      6.625      358         694        51.89
January 1, 2017.....      28        26,702,731.91      15.37           953,669.00      6.276      359         727        65.98
February 1, 2017....     189       140,447,284.73      80.85           743,107.33      6.338      360         726        71.22
                         ---      ---------------     ------
   TOTAL............     220      $173,702,916.96     100.00%
                         ===      ===============     ======

                     MONTHS TO INITIAL RATE ADJUSTMENT DATE

                                                                                               WEIGHTED                WEIGHTED
                                                                                     WEIGHTED   AVERAGE                AVERAGE
                                                     PERCENT OF                      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
RANGE OF NUMBER OF    NUMBER OF      AGGREGATE        MORTGAGE         AVERAGE       CURRENT    TERM TO     AVERAGE    LOAN-TO-
MONTHS TO INITIAL      MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE  MATURITY   FICO CREDIT   VALUE
RATE ADJUSTMENT DATE    LOANS       OUTSTANDING     LOAN GROUP 3    OUTSTANDING($)   RATE(%)   (MONTHS)      SCORE     RATIO(%)
--------------------  ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
85 - 120............     220      $173,702,916.96     100.00%         789,558.71       6.330      360         727        70.15
                         ---      ---------------     ------
   TOTAL............     220      $173,702,916.96     100.00%
                         ===      ===============     ======

                            INITIAL PERIODIC RATE CAP

                                                                                               WEIGHTED                WEIGHTED
                                                                                     WEIGHTED   AVERAGE                AVERAGE
                                                     PERCENT OF                      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                      NUMBER OF      AGGREGATE        MORTGAGE        AVERAGE        CURRENT    TERM TO     AVERAGE    LOAN-TO-
INITIAL PERIODIC       MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE  MATURITY   FICO CREDIT   VALUE
RATE CAP (%)            LOANS       OUTSTANDING     LOAN GROUP 3    OUTSTANDING($)   RATE(%)   (MONTHS)      SCORE     RATIO(%)
--------------------  ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
5.000...............     220      $173,702,916.96     100.00%         789,558.71       6.330      360         727        70.15
                         ---      ---------------     ------
   TOTAL............     220      $173,702,916.96     100.00%
                         ===      ===============     ======

                          SUBSEQUENT PERIODIC RATE CAP

                                                                                               WEIGHTED                WEIGHTED
                                                                                     WEIGHTED   AVERAGE                AVERAGE
                                                     PERCENT OF                      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                      NUMBER OF      AGGREGATE        MORTGAGE        AVERAGE        CURRENT    TERM TO     AVERAGE    LOAN-TO-
SUBSEQUENT PERIODIC    MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE  MATURITY   FICO CREDIT   VALUE
RATE CAP (%)            LOANS       OUTSTANDING     LOAN GROUP 3    OUTSTANDING($)   RATE(%)   (MONTHS)      SCORE     RATIO(%)
--------------------  ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
2.000...............     220      $173,702,916.96     100.00%         789,558.71       6.330      360         727        70.15
                         ---      ---------------     ------
   TOTAL............     220      $173,702,916.96     100.00%
                         ===      ===============     ======

                            MAXIMUM MORTGAGE RATES(1)

                                                                                               WEIGHTED                WEIGHTED
                                                                                     WEIGHTED   AVERAGE                AVERAGE
                                                     PERCENT OF                      AVERAGE   REMAINING    WEIGHTED   ORIGINAL
                      NUMBER OF      AGGREGATE        MORTGAGE        AVERAGE        CURRENT    TERM TO     AVERAGE    LOAN-TO-
MAXIMUM                MORTGAGE  PRINCIPAL BALANCE    LOANS IN    PRINCIPAL BALANCE  MORTGAGE  MATURITY   FICO CREDIT  VALUE
MORTGAGE RATE (%)       LOANS       OUTSTANDING     LOAN GROUP 3    OUTSTANDING($)   RATE(%)   (MONTHS)      SCORE     RATIO(%)
--------------------  ---------  -----------------  ------------  -----------------  --------  ---------  -----------  --------
10.500..............       2      $  1,176,000.00       0.68%         588,000.00       5.500      360         737        50.31
10.625..............       3         1,696,109.00       0.98          565,369.67       5.625      360         715        71.95
10.750..............       7         6,510,003.31       3.75          930,000.47       5.750      360         744        68.85
10.875..............      14        12,729,670.00       7.33          909,262.14       5.875      360         737        60.44
11.000..............      15        13,694,458.32       7.88          912,963.89       6.000      359         752        73.58
11.125..............      33        23,530,520.01      13.55          713,046.06       6.125      360         744        71.75
11.250..............      38        30,438,023.71      17.52          801,000.62       6.250      360         719        71.92
11.375..............      30        24,603,411.00      14.16          820,113.70       6.375      360         716        68.42
11.500..............      29        21,667,461.73      12.47          747,153.85       6.500      362         727        69.20
11.625..............      16        14,616,005.70       8.41          913,500.36       6.625      360         723        68.13
11.750..............      12         9,465,500.00       5.45          788,791.67       6.750      359         727        74.03
11.875..............       9         5,691,400.00       3.28          632,377.78       6.875      360         707        73.71
12.000..............       2         1,081,000.00       0.62          540,500.00       7.000      360         719        79.78
12.125..............       5         2,785,044.18        1.6          557,008.84       7.125      360         672        72.28
12.250..............       3         2,952,250.00        1.7          984,083.33       7.250      360         661        78.18
12.750..............       1           486,060.00       0.28          486,060.00       7.750      360         757        80.00
13.125..............       1           580,000.00       0.33          580,000.00       8.125      360         718        80.00
                         ---      ---------------     ------
   TOTAL............     220      $173,702,916.96     100.00%
                         ===      ===============     ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the group 3 mortgage loans was approximately 11.330% per annum.

                            MINIMUM MORTGAGE RATES(1)

                                                                                                WEIGHTED               WEIGHTED
                                                         PERCENT OF                  WEIGHTED   AVERAGE                 AVERAGE
                                                          MORTGAGE      AVERAGE       AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                           NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
                            MORTGAGE  PRINCIPAL BALANCE     LOAN        BALANCE      MORTGAGE   MATURITY  FICO CREDIT    VALUE
MINIMUM MORTGAGE RATE (%)    LOANS       OUTSTANDING       GROUP 3   OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
-------------------------  ---------  -----------------  ----------  --------------  --------  ---------  -----------  --------
2.250....................     218      $172,464,716.96      99.29%     791,122.55      6.331      360         727        70.13
2.750....................       2         1,238,200.00       0.71      619,100.00      6.250      360         682        73.93
                              ---      ---------------     ------
   TOTAL.................     220      $173,702,916.96     100.00%
                              ===      ===============     ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the group 3 mortgage loans was approximately 2.254% per annum.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                      WEIGHTED               WEIGHTED
                                               PERCENT OF                  WEIGHTED   AVERAGE                 AVERAGE
                                                MORTGAGE      AVERAGE       AVERAGE  REMAINING    WEIGHTED   ORIGINAL
                 NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
INTEREST-ONLY     MORTGAGE  PRINCIPAL BALANCE     LOAN        BALANCE      MORTGAGE   MATURITY  FICO CREDIT    VALUE
PERIOD (MONTHS)    LOANS       OUTSTANDING       GROUP 3   OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
---------------  ---------  -----------------  ----------  --------------  --------  ---------  -----------  --------
0..............      22      $ 15,616,395.70       8.99%     709,836.17      6.336      362         746        72.75
120............     198       158,086,521.26      91.01      798,416.77      6.330      360         725        69.90
                    ---      ---------------     ------
   TOTAL.......     220      $173,702,916.96     100.00%
                    ===      ===============     ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                    WEIGHTED               WEIGHTED
                                             PERCENT OF                  WEIGHTED   AVERAGE                 AVERAGE
                                              MORTGAGE      AVERAGE       AVERAGE  REMAINING    WEIGHTED   ORIGINAL
PREPAYMENT     NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL     CURRENT   TERM TO     AVERAGE    LOAN-TO-
CHARGE PERIOD   MORTGAGE  PRINCIPAL BALANCE     LOAN        BALANCE      MORTGAGE   MATURITY  FICO CREDIT    VALUE
(MONTHS)         LOANS       OUTSTANDING       GROUP 3   OUTSTANDING($)   RATE(%)   (MONTHS)     SCORE     RATIO(%)
-------------  ---------  -----------------  ----------  --------------  --------  ---------  -----------  --------
 0...........     138      $118,871,884.96      68.43%     861,390.47      6.365      360         725        68.36
12...........      54        37,032,887.00      21.32      685,794.20      6.275      361         728        74.40
36...........      15         8,854,651.00       5.10      590,310.07      6.082      360         733        70.07
60...........      13         8,943,494.00       5.15      687,961.08      6.342      360         733        76.48
                  ---      ---------------     ------
   TOTAL.....     220      $173,702,916.96     100.00%
                  ===      ===============     ======